AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29, 2004
                                                        FILE NO. 811-10407
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549


                                 -------------

                                   FORM N-1A


                             REGISTRATION STATEMENT

                                     UNDER

                       THE INVESTMENT COMPANY ACT OF 1940

                                AMENDMENT NO. 8


                            INSTITUTIONAL PORTFOLIO
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                   125 BROAD STREET, NEW YORK, NEW YORK 10004
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 800-451-2010

                            ROBERT I. FRENKEL, ESQ.
             300 FIRST STAMFORD PLACE, STAMFORD, CONNECTICUT 06902
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 WITH A COPY TO
                             ROGER P. JOSEPH, ESQ.
                             BINGHAM MCCUTCHEN LLP
                               150 FEDERAL STREET
                          BOSTON, MASSACHUSETTS 02110

===============================================================================


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                                     PART A

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Responses to Items 1, 2, 3, and 8 have been omitted pursuant to General Instruction B.2(b) of Form N-1A.

Item 4.  Investment Objectives, Principal Investment Strategies, and Related Risks.
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Prime Cash Reserves Portfolio (formerly Institutional Reserves Portfolio) and
Institutional Enhanced Portfolio (each a "Portfolio" and collectively, the
"Portfolios") are series of Institutional Portfolio (the "Trust"). The Trust is
an open-end management investment company which was organized as a trust under the laws of the Commonwealth of Massachusetts on April 2, 2001.

PORTFOLIO GOALS

The goal of Prime Cash Reserves Portfolio ("Reserves Portfolio") is to provide its investors with liquidity and as high a level of current income as is consistent with preservation of capital.

The goal of Institutional Enhanced Portfolio ("Enhanced Portfolio") is to provide its investors with a higher level of income than a money market fund and greater principal safety and stability than a portfolio investing in intermediate and long-term fixed-income securities.

Each Portfolio's goal may be changed without the approval of its investors. Of course, there is no assurance that either Portfolio will achieve its goal.

MAIN INVESTMENT STRATEGIES

The Portfolios' principal investment strategies are the strategies that, in the opinion of each Portfolio's manager, are most likely to be important in trying to achieve the Portfolio's investment goal. Of course, there can be no assurance that either Portfolio will achieve its goal. Please note that each Portfolio may also use strategies and invest in securities that are not described below but that are described in Part B to this Registration Statement. The Portfolios might not use all of the strategies and techniques or invest in all of the types of securities described in this Part A or in Part B to this Registration Statement.

PRIME CASH RESERVES PORTFOLIO

The Reserves Portfolio invests only in high quality, short-term money market instruments denominated in U.S. dollars. These may include:

o    obligations of U.S. and non-U.S. banks;

o    commercial paper and asset backed securities;

o short-term obligations of the U.S. government and its agencies and instrumentalities, and repurchase agreements for these obligations; and

o obligations issued or guaranteed by the governments of Western Europe, Australia, Japan and Canada.

The Reserves Portfolio may invest more than 25% of its assets in bank obligations, such as certificates of deposit, fixed time deposits and bankers' acceptances.


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The Reserves Portfolio complies with industry regulations that apply to money market funds. These regulations require that the Portfolio's investments mature or be deemed to mature within 397 days from the date purchased and that the average maturity of the Portfolio's investments (on a dollar-weighted basis) be 90 days or less. In addition, the regulations require that all of the Portfolio's investments be in U.S. dollar-denominated high quality securities which have been determined by the manager to present minimal credit risks. To be considered high quality under the regulations, a security (or its issuer) must be rated in one of the two highest short-term rating categories by nationally recognized rating agencies, such as Moody's Investors Services, Inc. ("Moody's") or Standard & Poor's Ratings Group ("Standard & Poor's"), or, if unrated, in the manager's opinion, be of comparable quality. The Reserves Portfolio has adopted investment policies that are more restrictive than the regulations. These investment policies require that all of the Portfolio's investments be in U.S. dollar denominated "first-tier" securities which have been determined by the manager to present minimal credit risks. To be a "first-tier" security, a security (or its issuer) must be rated in the highest short-term rating category by nationally recognized ratings agencies, or, if unrated, in the manager's opinion, be of comparable quality. Investors should note that within this rating category there may be sub-categories or gradations indicating relative quality. If the credit quality of a security deteriorates after the Portfolio buys it, the manager will decide whether the security should be held or sold.

Money market instruments in which the Reserves Portfolio may invest include instruments specifically structured so that they are eligible for purchase by money market funds, including securities that have demand, tender or put features, or interest rate reset features, and may take the form of participation interests or receipts in an underlying security, in some cases backed by a financial institution serving as a liquidity provider. Some of these instruments may have an interest rate swap feature which substitutes a floating or variable interest rate for the fixed rate on an underlying security, or may represent the right to receive only the interest or principal component on the underlying security. These instruments may be considered to be derivatives.

Money Market Instruments Described. Money market instruments are short-term IOUs issued by banks or other issuers, the U.S. or a foreign government, or state or local governments. Money market instruments typically have maturity dates of 13 months or less. Money market instruments may include certificates of deposit, bankers' acceptances, variable rate demand notes (where the interest rate is reset periodically and the holder may demand payment from the issuer at any time), fixed-term obligations, commercial paper (short-term unsecured debt), asset-backed securities (which are backed by pools of accounts receivable such as car installment loans or credit card receivables) and repurchase agreements. In a repurchase agreement, the seller sells a security and agrees to buy it back at a later date (usually within seven days) and at a higher price, which reflects an agreed upon interest rate.

The Reserves Portfolio invests in high quality U.S. dollar-denominated money market instruments of U.S. and non-U.S. issuers. These obligations include U.S. government obligations, obligations of U.S. and non-U.S. banks, obligations issued or guaranteed by the governments of Western Europe, Australia, Japan and Canada, commercial paper, asset backed securities and repurchase agreements. The Portfolio's U.S. government obligations may include U.S. Treasury bills, bonds and notes and obligations of U.S. government agencies and instrumentalities that may, but need not, be backed by the full faith and credit of the United States. As noted above, the Portfolio reserves the right to invest more than 25% of its assets in bank obligations, including certificates of deposit, fixed time deposits and bankers' acceptances. The Portfolio's investment goal and policies may be changed without a vote of investors.

The Reserves Portfolio invests only in "first tier" securities. These securities are rated in the highest short-term rating category by nationally recognized rating agencies or, if unrated, in the manager's opinion are of comparable quality.


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Although the Reserves Portfolio is permitted to maintain a weighted average maturity of up to 90 days, under normal conditions the Portfolio will maintain a shorter maturity. The Portfolio may not generate as high a yield as other funds with longer weighted average maturities.

Management Style. Managers of mutual funds use different styles when selecting securities to purchase. The manager uses a "top-down" approach when selecting securities for the Reserves Portfolio. When using a "top-down" approach, the manager looks first at broad economic factors and market conditions, such as prevailing and anticipated interest rates. On the basis of those factors and conditions, the manager selects optimal interest rates and maturities and chooses certain sectors or industries within the overall market. The manager then looks at individual issuers within those sectors or industries to select securities for the investment portfolio.

Since the Reserves Portfolio maintains a weighted average maturity of no more than 90 days, many of its investments are held until maturity. The manager may sell a security before maturity when it is necessary to do so to meet redemption requests. The manager may also sell a security if the manager believes the issuer is no longer as creditworthy, or in order to adjust the average weighted maturity of the Portfolio's investment portfolio (for example, to reflect changes in the manager's expectations concerning interest rates), or when the manager believes there is superior value in other market sectors or industries.

MAIN RISKS

Investing in a mutual fund involves risk. It is possible to lose money by investing in the Reserves Portfolio. Please remember that an investment in the Portfolio is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

The principal risks of investing in the Reserves Portfolio are described below. Please note that there are many other factors that could adversely affect an investment in the Portfolio and that could prevent the Portfolio from achieving its goals; these other factors are not described here. More information about risks appears in Part B to this Registration Statement. Before investing, investors should carefully consider the risks that they will assume.

YIELD FLUCTUATION. The Reserves Portfolio invests in short-term money market instruments. As a result, the amount of income paid to an investor by the Portfolio will go up or down depending on day to day variations in short-term interest rates. Investing in high quality, short-term instruments may result in a lower yield (the income on an investment) than investing in lower quality or longer-term instruments. When interest rates are very low, as they have been recently, the Portfolio's expenses could absorb all or a significant portion of the Portfolio's income.

CREDIT RISK. The Reserves Portfolio invests in debt securities that are rated, when the Portfolio buys them, in the highest short-term rating category by nationally recognized rating agencies or, if unrated, in the manager's opinion, are of comparable quality. However, it is possible that some issuers will be unable to make the required payments on debt securities held by the Portfolio. Debt securities also fluctuate in value based on the perceived creditworthiness of issuers. A default on an investment held by the Portfolio could cause the value of an investment in the Portfolio, or its yield, to decline.

INTEREST RATE AND MARKET RISK. A major change in interest rates or a significant decline in the market value of a Portfolio investment, or other market event could cause the value of an investment in the Reserves Portfolio, or its yield, to decline.

FOREIGN SECURITIES. Investors should be aware that investments in foreign securities involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and non-U.S. issuers and markets are subject. These risks may include expropriation of assets, confiscatory taxation, withholding taxes on dividends and interest paid on Portfolio investments, fluctuations in currency exchange rates, currency exchange controls and other limitations on the use or transfer of assets by the Reserves Portfolio or issuers of securities, and political or social instability. In addition, foreign companies may not be subject to accounting standards or governmental supervision comparable to U.S. companies, and there may be less public information about their operations. Foreign markets may be less liquid and more volatile than U.S. markets. As a result, there may be rapid changes in the value of foreign securities. Non-U.S. markets also may offer less protection to investors, such as the Portfolio.

CONCENTRATION IN THE BANKING INDUSTRY. The Reserves Portfolio may concentrate in bank obligations. This means an investment in the Portfolio may be particularly susceptible to adverse events affecting the banking industry. Banks are highly regulated. Decisions by regulators may limit the loans banks make and interest rates and fees they charge, and may reduce bank profitability. Banks also depend on being able to obtain funds at reasonable costs to finance their lending operations. This makes them sensitive to changes in money market and general economic conditions. When a bank's borrowers get in financial trouble, their failure to repay the bank will also affect the bank's financial situation.

INSTITUTIONAL ENHANCED PORTFOLIO


Enhanced Portfolio invests primarily in money market instruments and other short-term debt securities denominated in U.S. dollars.


o    obligations of U.S. and non-U.S. banks;

o    corporate debt obligations and asset-backed securities;

o short-term obligations of the U.S. government and its agencies and instrumentalities, and repurchase agreements for these obligations;

o obligations issued or guaranteed by the governments of Western Europe, Australia, Japan and Canada; and

o    mortgage-backed securities.



Under normal circumstances, the Enhanced Portfolio's assets will consist of:


o money market instruments and other short-term debt securities that are rated in the highest short-term rating category for debt obligations (these investments may include commercial paper rated Prime-1 by Moody's or A-1 by Standard & Poor's); and

o other longer term debt obligations rated at least A- by Moody's or A-3 by Standard & Poor's.


Asset-backed securities purchased by the Portfolio will generally be rated Aaa by Moody's or AAA by Standard & Poor's. With respect to any type of security, the Portfolio may also invest in unrated securities that the manager determines are of comparable quality to rated securities in which the Portfolio might otherwise invest.

Unlike a money market fund, the Portfolio may invest in securities having a remaining maturity in excess of 397 days. The values of longer-term debt securities tend to fluctuate more in response to interest rates and other events than the values of shorter-term debt securities.


The average maturity of the Enhanced Portfolio's investments (on a dollar-weighted basis) usually will be one year or less. The Portfolio may invest in fixed rate obligations with final maturities of up to approximately three years from the date of acquisition, and floating rate obligations with final maturities of up to approximately five years from the date of acquisition. Unlike a money market fund, the Portfolio will not attempt to maintain a stable net asset value per share, and may pursue investment strategies that cause the Portfolio's net asset value per share to fluctuate.


The Enhanced Portfolio's investments in U.S. government obligations may include U.S. Treasury bills, bonds and notes and obligations of U.S. government agencies and instrumentalities that may, but need not, be backed by the full faith and credit of the United States.

The Enhanced Portfolio's investment goals and policies may be changed without a shareholder vote.

Money Market Instruments Described. Money market instruments are short-term IOUs issued by banks or other issuers, the U.S. or a foreign government, and state or local governments. Money market instruments typically have maturity dates of 13 months or less. Money market instruments may include certificates of deposit, bankers' acceptances, variable rate demand notes (where the interest rate is reset periodically and the holder may demand payment from the issuer at any time), fixed-term obligations, commercial paper (short-term unsecured debt), asset-backed securities (which are backed by pools of accounts receivable such as car installment loans or credit card receivables) and repurchase agreements. In a repurchase agreement, the seller sells a security and agrees to buy it back at a later date (usually within seven days) and at a higher price, which reflects an agreed upon interest rate.

Debt Securities Described. Debt securities generally represent a debt obligation of an issuer, and include bonds, short-term obligations, mortgage-backed and asset-backed securities, and preferred stock. Debt securities, in general, offer a fixed stream of cash flow. Most bond investments focus on generating income. The potential for capital appreciation is a secondary objective. The value of debt securities generally goes up when interest rates go down, and down when rates go up. The value of these securities also fluctuates based on other market and credit factors.

Management Style. Managers of mutual funds use different styles when selecting securities to purchase. The Enhanced Portfolio's manager uses a "top-down" approach when selecting securities for the Portfolio. When using a "top-down" approach, the manager looks first at broad economic factors and market conditions, such as prevailing and anticipated interest rates. On the basis of those factors and conditions, the manager selects optimal interest rates and maturities and chooses certain sectors or industries within the overall market. The manager then looks at individual issuers within those sectors or industries to select securities for the investment portfolio.

Many of the Enhanced Portfolio's investments are held until maturity. The manager may sell a security before maturity when it is necessary to do so to meet redemption requests. The manager may also sell a security if the manager believes the issuer is no longer as creditworthy, or in order to adjust the average weighted maturity of the Portfolio's investment portfolio (for example, to reflect changes in the manager's expectations concerning interest rates), or when the manager believes there is superior value in other market sectors or industries.

MAIN RISKS


Investing in a mutual fund involves risk. It is possible to lose money by investing in the Enhanced Portfolio.


The principal risks of investing in the Enhanced Portfolio are described below. Please note that there are many other factors that could adversely affect an investment in the Enhanced Portfolio and that could prevent the Enhanced Portfolio from achieving its goals; these other factors are not described here. More information about risks appears in Part B to this Registration Statement. Before investing, investors should carefully consider the risks that they will assume.


YIELD FLUCTUATION. The Enhanced Portfolio invests primarily in short-term and floating rate instruments. As a result, the amount of income paid to an investor by the Portfolio may go up or down depending on day-to-day variations in interest rates. Investing in higher quality, shorter-term instruments may result in a lower yield (the income on an investment) than investing in lower quality or longer-term instruments. When interest rates are very low, as they have been recently, the Portfolio's expenses could absorb all or a significant portion of the Portfolio's income.

INTEREST RATE AND MARKET RISK. A substantial portion of the Portfolio's assets may be invested in fixed-income securities, the value of which tend to be particularly responsive to changes in interest rates. Except to the extent that values are affected independently by other factors such as developments relating to a specific issuer, when interest rates decline, the value of a fixed-income security can generally be expected to rise. Conversely, when interest rates rise, the value of a fixed-income security can generally be expected to decline. A change in interest rates or a significant decline in the market value of a Portfolio investment or other market event could cause the value of an investment in the Enhanced Portfolio, or its yield, to decline.

CREDIT RISK. It is possible that some issuers will be unable to make the required payments on debt securities held by the Enhanced Portfolio. Debt securities also fluctuate in value based on the perceived creditworthiness of issuers. A default on an investment held by the Portfolio could cause the value of an investment in the Portfolio, or its yield, to decline. In addition, securities rated below the highest applicable rating category for debt obligations or comparable unrated securities may be more susceptible to the adverse effects of changes in circumstances and economic conditions affecting issuers' creditworthiness than securities rated in the highest rating category or comparable unrated securities. You should note that because the Portfolio may invest in longer term securities that are rated below the highest rating category for debt obligations or, if unrated, securities that the manager determines are of comparable quality, the Portfolio is subject to greater credit risk than a money market fund.


PREPAYMENT AND EXTENSION RISK. The issuers of debt securities held by the Enhanced Portfolio may be able to call a bond or prepay principal due on the securities, particularly during periods of declining interest rates. The Portfolio may not be able to reinvest that principal at attractive rates, reducing income to the Portfolio, and the Portfolio may lose any premium paid. The Portfolio would also lose the benefit of falling interest rates on the price of the repaid bond. On the other hand, rising interest rates may cause prepayments to occur at slower than expected rates. This effectively lengthens the maturities of the affected securities, making them more sensitive to interest rate changes and the Portfolio's share price more volatile. Securities subject to prepayment risk generally offer less potential for gains when interest rates decline, and may offer a greater potential for loss when interest rates rise. Mortgage-backed securities, including collateralized mortgage obligations or CMOs, are particularly susceptible to prepayment risk and their prices may be more volatile than a security having no pre-payment option.

FOREIGN SECURITIES. Investors should be aware that investments in foreign securities involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and non-U.S. issuers and markets are subject. These risks may include expropriation of assets, confiscatory taxation, withholding taxes on dividends and interest paid on Portfolio investments, fluctuations in currency exchange rates, currency exchange controls and other limitations on the use or transfer of assets by the Enhanced Portfolio or issuers of securities, and political or social instability. In addition, foreign companies may not be subject to accounting standards or governmental supervision comparable to U.S. companies, and there may be less public information about their operations. Foreign markets may be less liquid and more volatile than U.S. markets. As a result, there may be rapid changes in the value of foreign securities. Foreign markets also may offer less protection to investors, such as the Portfolio.

PORTFOLIO SELECTION. The success of the Enhanced Portfolio's investment strategy depends in large part on the investment process. The manager may fail to pick securities that perform well because it is unable to predict accurately the direction of interest rates or to assess other economic factors. In that case, you may lose money, or your investment may not do as well as an investment in another fixed income fund.



PORTFOLIO TURNOVER. Securities of the Enhanced Portfolio will be sold whenever the manager believes it is appropriate to do so in light of the Portfolio's investment objective, without regard to the length of time a particular security may have been held. The amount of brokerage commissions and realization of taxable capital gains will tend to increase as the level of the activity increases.


DISCLOSURE OF PORTFOLIO HOLDINGS. A description of the Portfolio's policies and procedures with respect to the disclosure of the Portfolio's holdings is available in the Portfolio's SAI.


Item 5. Management, Organization and Capital Structure.

INVESTMENT MANAGER

The Portfolios' investment manager is Citi Fund Management Inc. ("Citi Fund Management" or the "Manager"), 100 First Stamford Place, Stamford, Connecticut 06902. The Manager selects each Portfolio's investments, oversees its operations, and provides administrative services to the Portfolio. The Manager is an affiliate of Citigroup, Inc. ("Citigroup"). Citigroup businesses provide a broad range of financial services - asset management, banking and consumer finance, credit and charge cards, insurance investments, investment banking and trading - and use diverse channels to make them available to consumer and corporate customers around the world. A team of individuals employed by the Manager manages the day-to-day operations of each Portfolio.

Citi Fund Management was established in 2001 to take over the mutual fund-related investment advisory operations of Citibank, N.A. ("Citibank") and together with Citibank affiliates in New York, London, Frankfurt, Tokyo, and Hong Kong, provides a broad range of fixed income and equity investment services to individuals and institutional clients throughout the world.

Citigroup affiliates, including their directors, officers or employees, may have banking and investment banking relationships with the issuers of securities that are held in each Portfolio. They may also own the securities of these issuers. However, in making investment decisions for the Portfolios the Manager does not obtain or use material inside information acquired by any affiliate of Citigroup in the course of those relationships. Citigroup affiliates may have loans outstanding that are repaid with proceeds of securities purchased by the Portfolios.


RECENT DEVELOPMENTS


In connection with an investigation previously disclosed by Citigroup, the Staff of the Securities and Exchange Commission ("SEC") has notified Citigroup Asset Management ("CAM"), the Citigroup business unit that includes the Portfolios' investment manager and other investment advisory companies; Citicorp Trust Bank ("CTB"), an affiliate of CAM; Thomas W. Jones, the former CEO of CAM; and three other individuals, one of whom is an employee and the other two of whom are former employees of CAM, that the SEC Staff is considering recommending a civil injunctive action and/or an administrative proceeding against each of them relating to the creation and operation of an internal transfer agent unit to serve various CAM-managed funds.

In 1999, CTB entered the transfer agent business. CTB hired an unaffiliated subcontractor to perform some of the transfer agent services. The subcontractor, in exchange, had signed a separate agreement with CAM in 1998 that guaranteed investment management revenue to CAM and investment banking revenue to a CAM affiliate. The subcontractor's business was later taken over by PFPC Inc., and at that time the revenue guarantee was eliminated and a one-time payment was made by the subcontractor to a CAM affiliate.

CAM did not disclose the revenue guarantee when the boards of various CAM-managed funds hired CTB as transfer agent. Nor did CAM disclose to the boards of the various CAM-managed funds the one-time payment received by the CAM affiliate when it was made.

In addition, the SEC Staff has indicated that it is considering recommending action based on the adequacy of the disclosures made to the fund boards that approved the transfer agency arrangement, CAM's initiation and operation of, and compensation for, the transfer agent business and CAM's retention of, and agreements with, the subcontractor.

Citigroup is cooperating fully in the investigation and will seek to resolve the matter in discussions with the SEC Staff. Although there can be no assurance, Citigroup does not believe that this matter will have a material adverse effect on the funds. As previously disclosed, CAM has already agreed to pay the applicable funds, primarily through fee waivers, a total of approximately $17 million (plus interest) that is the amount of the revenue received by Citigroup relating to the revenue guarantee. It is not expected that the Portfolios will receive any portion of such payment.


MANAGEMENT FEES


For the fiscal year ended August 31, 2004, the fees paid by Reserves Portfolio to Citi Fund Management Inc., after waivers, were 0.0735% of the Portfolio's average daily net assets.

For the fiscal year ended August 31, 2004, all management fees payable by Enhanced Portfolio to Citi Fund Management Inc. were voluntarily waived.

CAPITAL STOCK

Investments in the Portfolios have no preference, pre-emptive or conversion rights and are fully paid and non-assessable. The Portfolios are not required and have no current intention to hold annual meetings of investors, but each Portfolio holds special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have the right to remove one or more Trustees under certain circumstances. Upon liquidation or dissolution of a Portfolio, investors are entitled to share pro rata in the net assets of the applicable Portfolio available for distribution to investors.

The Portfolios are series of Institutional Portfolio (the "Trust"), which is organized as a trust under the laws of the Commonwealth of Massachusetts. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in each Portfolio. Each investor is entitled to a vote in proportion to the value of its investment in the Portfolio. Investments in each Portfolio may be transferred only with the prior written consent of the Trustees (which consent may be withheld in the Trustees' sole discretion), but an investor may withdraw all or any portion of its investment at any time at net asset value. The Trustees may cause an investor's interests to be redeemed under certain circumstances.

Item 6. Investor Information.

HOW NET INCOME IS CALCULATED

The Reserves Portfolio calculates its net income at 5:00 p.m., Eastern time, every day the New York Stock Exchange ("NYSE") is open for trading. The Enhanced Portfolio calculates its net income at 4:00 p.m., Eastern time, every day the NYSE is open for trading. As of the date of this Registration Statement, the NYSE is normally open for trading every weekday except in the event of an emergency or for the following holidays (or the days on which they are observed): New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. All of a Portfolio's net income so determined is allocated pro rata among the investors in the Portfolio at the time of such determination. On days when the financial markets in which a Portfolio invests close early, net income may be calculated as of the earlier close of those markets.

It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.

THE PURCHASE AND REDEMPTION OF BENEFICIAL INTERESTS IN EACH PORTFOLIO

Beneficial interests in each Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in each Portfolio. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

An investment in a Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received by each

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Portfolio. The net asset value of each Portfolio is determined once during each business day (a day the NYSE is open for trading) as of 5:00 p.m., Eastern time, for the Reserves Portfolio, and as of 4:00 p.m., Eastern time, for the Enhanced Portfolio.

For the purpose of calculating net asset value, bonds and other fixed income securities (other than short-term obligations) held by the Enhanced Portfolio are valued on the basis of valuations furnished by a pricing service, use of which has been approved by the Board of Trustees of the Portfolios. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques that take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations (maturing in 60 days or less) held by the Enhanced Portfolio and securities held by the Reserves Portfolio are valued at amortized cost. Amortized cost valuation involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. Although the amortized cost method provides certainty in valuation, it may result in periods during which the stated value of an instrument is higher or lower than the price the Portfolio would receive if the instrument were sold.

Pursuant to the rules of the SEC, the Board of Trustees has established procedures to stabilize the value of the Reserves Portfolio's net assets within 1/2 of 1% of the value determined on the basis of amortized cost. These procedures include a review of the extent of any such deviation of net asset value, based on available market quotations. Should that deviation exceed 1/2 of 1%, whether as a result of fluctuating interest rates or other factors, the Portfolio's Board of Trustees would consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to the investors in the Portfolio. Such action may include selling its securities prior to maturity and utilizing a net asset value as determined by using available market quotations.

Interest income on long-term obligations is determined on the basis of interest accrued plus amortization of "original issue discount" (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued plus amortization of any premium.

There is no minimum initial or subsequent investment in each Portfolio. However, since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

An investor in each Portfolio may withdraw all or any portion of its investment at any time at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally one business day after the business day the withdrawal is effected, but in any event within seven days. Investments in each Portfolio may be transferred only with the prior written consent of the Portfolio's Trustees (which consent may be withheld in the Trustees' sole discretion).

Subject to compliance with applicable regulations, each Portfolio may pay the redemption price of beneficial interests in the Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being redeemed. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities into cash.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.


FREQUENT PURCHASES AND REDEMPTIONS OF PORTFOLIO SHARES

Money market funds are often used by investors for short term investments, in place of bank checking or saving accounts, or for cash management purposes. Investors value the ability to add and withdraw their funds quickly, without restriction. For this reason the Board of Trustees of each of the Portfolio's has not adopted policies and procedures, or imposed restrictions such as minimum holding periods, in order to deter frequent purchases and redemptions of money market fund shares. The Board also believes that money market funds, such as each Portfolio, are not typically targets of abusive trading practices, because money market funds seek to maintain a $1.00 per share price and typically do not fluctuate in value based on market prices. However, some investors may seek to take advantage of a short term disparity between each of the Portfolio's yield and current market yields, which could have the effect of reducing each of the Portfolio's yield. In addition, frequent purchases and redemptions of each of the Portfolio's shares could increase each of the Portfolio's transaction costs and may interfere with the efficient management of each Portfolio by the Manager, which could detract from each Portfolio's performance.


TAX MATTERS

Each Portfolio expects to be treated as a partnership for federal income tax purposes. As a result, neither Portfolio expects to pay any federal income or excise taxes, and, generally, investors in the Portfolios should not recognize income or loss for federal income tax purposes when they invest in the Portfolios or when they receive distributions or make withdrawals from the Portfolios unless cash distributions or withdrawals exceed an investor's adjusted basis in its interest in the applicable Portfolio. However, each investor, in determining its own federal income and excise tax liabilities, if any, will have to include the investor's share from time to time of the applicable Portfolio's ordinary income, expenses, capital gains or losses, credits, and other items, whether or not distributed.


Each Portfolio also expects that investors which seek to qualify as regulated investment companies under the Internal Revenue Code will be able to look to their proportionate share of the assets and gross income of the Portfolio for purposes of determining their compliance with the federal income tax requirements applicable to such companies.


The foregoing tax discussion is only for an investor's general information, and does not take account of the special rules applicable to certain investors (such as tax-exempt investors) or a number of special circumstances. Each investor should consult its own tax advisers regarding the tax consequences in its circumstances of an investment in each Portfolio, as well as any state, local or foreign tax consequences to them of investing in the Portfolio.

Item 7. Distribution Arrangements.

The exclusive placement agent for each Portfolio is Citigroup Global Markets Inc., which receives no compensation for serving in that capacity.

                                     PART B


Item 9.  Cover Page and Table of Contents.

     This Part B sets forth information with respect to Prime Cash Reserves Portfolio and Institutional Enhanced Portfolio (each a "Portfolio" and collectively, the "Portfolios"), each a series of Institutional Portfolio, an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The date of this Part B and Part A to the Registration Statement for the Portfolios is December 29, 2004.


Table of Contents                                                          Page

Portfolio History                                                           B-2
Description of Each Portfolio and Its Investments and Risks                 B-2
Management of Each Portfolio                                               B-10
Control Persons and Principal Holders of Securities                        B-21
Investment Advisory and Other Services                                     B-22
Brokerage Allocation and Other Practices                                   B-23
Capital Stock and Other Securities                                         B-24
Purchase, Redemption and Pricing of Securities                             B-25
Taxation of Each Portfolio                                                 B-26
Underwriters                                                               B-28
Calculations of Performance Data                                           B-28
Financial Statements                                                       B-28
Appendix A - Proxy Voting Policies & Procedures                            B-29

Item 10.  Portfolio History.

     Institutional Portfolio (the "Trust") was organized as a trust under the laws of the Commonwealth of Massachusetts on April 2, 2001. Prime Cash Reserves Portfolio was designated a series of the Trust on the same date. Institutional Enhanced Portfolio was designated a series of the Trust on February 4, 2002. Until February 27, 2004, Prime Cash Reserves Portfolio was called Institutional Reserves Portfolio.

Item 11.  Description of Each Portfolio and Its Investments and Risks.

     The investment objective of Prime Cash Reserves Portfolio is to provide its investors with liquidity and as high a level of current income as is consistent with the preservation of capital.

     The investment objective of Institutional Enhanced Portfolio is to provide its investors with a higher level of income than a money market fund and greater principal safety and stability than a portfolio investing in intermediate and long-term fixed-income securities.

     There can, of course, be no assurance that any Portfolio will achieve its investment objective. The investment objective of each Portfolio may be changed without the approval of the investors in the applicable Portfolio.

PRIME CASH RESERVES PORTFOLIO

     Approval of the investors in Prime Cash Reserves Portfolio is not required to change the Portfolio's investment policies discussed below, including those concerning securities transactions.

     The Prime Cash Reserves Portfolio seeks to achieve its investment objective through investments in high quality U.S. dollar-denominated money market instruments. All investments by the Portfolio mature or are deemed to mature within 397 days from the date of acquisition, and the average maturity of the investments held by the Portfolio (on a dollar-weighted basis) is 90 days or less. All investments by the Portfolio are in "first tier" securities (i.e., securities rated in the highest rating category for short-term obligations by at least two nationally recognized statistical rating organizations (each, an "NRSRO") assigning a rating to the security or issuer or, if only one NRSRO assigns a rating, that NRSRO or, in the case of an investment which is not rated, of comparable quality as determined by the Citi Fund Management Inc., the Portfolio's investment manager ("Citi Fund Management" or the "Manager") under procedures approved by the Board of Trustees) and are determined by the Manager to present minimal credit risks. Investments in high quality, short-term instruments may, in many circumstances, result in a lower yield than would be available from investments in instruments with a lower quality or a longer term. The Prime Cash Reserves Portfolio may hold uninvested cash reserves pending investment.

     Under the 1940 Act, the Portfolio is classified as "diversified." A "diversified investment company" must invest at least 75% of its assets in cash and cash items, U.S. government securities, investment company securities and other securities limited as to any one issuer to not more than 5% of the total assets of the investment company and not more than 10% of the voting securities of the issuer.

INSTITUTIONAL ENHANCED PORTFOLIO

     Approval of the investors in the Institutional Enhanced Portfolio is not required to change any of the Portfolio's investment policies.


     The Institutional Enhanced Portfolio seeks to achieve its investment objective through investments primarily in U.S. dollar-denominated money market and other short-term debt instruments. The average maturity of the investments held by the Portfolio (on a dollar-weighted basis) usually will be one year or less, unlike money market funds, which are required to invest in securities having an average maturity of 90 days or less. The Portfolio may invest in securities whose maturities exceed one year, and these securities may include fixed rate obligations with final maturities of up to approximately three years from the date of acquisition and floating rate obligations with final maturities of up to approximately five years from the date of acquisition. Investments in short-term instruments may, in many circumstances, result in a lower yield than would be available from investments in instruments with a lower quality or a longer term. The Portfolio may hold uninvested cash reserves pending investment.

     Under normal circumstances, the Enhanced Portfolio's assets will consist of:

o money market instruments and other short-term debt securities that are rated in the highest short-term rating category for debt obligations (these investments may include commercial paper rated Prime-1 by Moody's or A-1 by Standard & Poor's); and

o other longer-term debt obligations rated at least A- by Moody's or A-3 by Standard & Poor's.


     Asset-backed securities purchased by the Portfolio will generally be rated Aaa by Moody's or AAA by Standard & Poor's. With respect to any type of security, the Portfolio may also invest in unrated securities that the manager determines are of comparable quality to rated securities in which the Portfolio might otherwise invest.

     Unlike a money market fund, the Portfolio may invest in securities having a remaining maturity in excess of 397 days. The values of longer-term debt securities tend to fluctuate more in response to interest rates and other events than the values of shorter-term debt securities.

     Under the 1940 Act, the Portfolio is classified as "diversified." A "diversified investment company" must invest at least 75% of its assets in cash and cash items, U.S. government securities, investment company securities and other securities limited as to any one issuer to not more than 5% of the total assets of the investment company and not more than 10% of the voting securities of the issuer.

BOTH PORTFOLIOS

     Each Portfolio's investments may include, under normal circumstances, the following:


     (1) Bank obligations. The Enhanced Portfolio may invest in bank obligations, such as certificates of deposit, fixed time deposits and bankers' acceptances. Up to 25% of the Enhanced Portfolio's assets may be invested at any time in dollar denominated obligations of domestic and foreign banks, including a U.S. branch of a foreign bank or a non-U.S. branch of a U.S. Bank. The Prime Cash Reserves Portfolio may, from time to time, invest up to 100% of its assets in bank obligations, such as certificates of deposit, fixed time deposits and bankers' acceptances. Up to 25% of a Portfolio's assets may be invested at any time in dollar-denominated obligations of foreign banks, and all of a Portfolio's assets may be invested at any time in obligations of domestic banks, as that term has been interpreted by the Securities and Exchange Commission (the "SEC"). Under SEC interpretations, a U.S. branch of a foreign bank may be considered a domestic bank if the U.S. branch of the foreign bank is subject to the same regulation as a U.S. bank. Likewise, a non-U.S. branch of a U.S. bank may be considered a domestic bank if the investment risk associated with investing in instruments issued by the non-U.S. branch is the same, in the opinion of the Manager, as that of investing in instruments issued by the branch's domestic parent.


     Each Portfolio limits its investments in U.S. bank obligations (including, for these purposes, their non-U.S. branches) to banks having total assets in excess of $1 billion and which are subject to regulation by an agency of the U.S. government. Each Portfolio may also invest in certificates of deposit issued by banks the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC"), having total assets of less than $1 billion, provided that a Portfolio at no time owns more than $100,000 principal amount of certificates of deposit (or any higher principal amount which in the future may be fully insured by FDIC insurance) of any one of those issuers.

     Certificates of deposit are savings certificates generally issued by commercial banks that bear a maturity date and a specified interest rate, and can be issued in any denomination. Fixed time deposits are obligations which are payable at a stated maturity date and bear a fixed rate of interest. Generally, fixed time deposits may be withdrawn on demand by the Portfolio, but they may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. Although fixed time deposits do not have a market, there are no contractual restrictions on a Portfolio's right to transfer a beneficial interest in the deposit to a third party. A bankers' acceptance is a draft drawn on and accepted by a bank that orders payment to a third party at a later date. Bankers' acceptance generally act as a negotiable time draft for financing imports, exports or other transactions in goods.

     U.S. banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to be insured by the FDIC. U.S. banks organized under state law are supervised and examined by state banking authorities and are members of the Federal Reserve System only if they elect to join. However, state banks which are insured by the FDIC are subject to federal examination and to a substantial body of federal law and regulation. As a result of federal and state laws and regulations, U.S. branches of U.S. banks, among other things, are generally required to maintain specified levels of reserves, and are subject to other supervision and regulation designed to promote financial soundness.

     Each Portfolio limits its investments in "non-U.S. bank obligations" to U.S. dollar-denominated obligations of banks that at the time of investment are non-U.S. branches or subsidiaries of U.S. banks which meet the criteria in the preceding paragraphs or are U.S. or non-U.S. branches of non-U.S. banks that
(i) have more than $10 billion, or the equivalent in other currencies, in total assets; (ii) in terms of assets are among the 75 largest non-U.S. banks in the world; (iii) have branches or agencies in the United States; and (iv) in the opinion of the Manager, are of an investment quality comparable with obligations of U.S. banks which may be purchased by the Portfolio. These obligations may be general obligations of the parent bank, in addition to the issuing branch or subsidiary, but the parent bank's obligations may be limited by the terms of the specific obligation or by governmental regulation. Each Portfolio also limits its investments in non-U.S. bank obligations to banks, branches and subsidiaries located in Western Europe (United Kingdom, France, Germany, Belgium, the Netherlands, Italy, Switzerland, Denmark, Norway,

Sweden), Australia, Japan, the Cayman Islands, the Bahamas and Canada. The Portfolios do not purchase any bank obligation of any affiliate of the Manager.

     Since each Portfolio may hold investments in non-U.S. bank obligations, an investment in a Portfolio involves certain additional risks. Such investment risks include future political and economic developments, the possible imposition of non-U.S. withholding taxes on interest income payable on such obligations held by a Portfolio, the possible seizure or nationalization of non-U.S. deposits and the possible establishment of exchange controls or other non-U.S. governmental laws or restrictions applicable to the payment of the principal of and interest on certificates of deposit or time deposits that might affect adversely such payment on such obligations held by a Portfolio. In addition, there may be less publicly-available information about a non-U.S. branch or subsidiary of a U.S. bank or a U.S. or non-U.S. branch of a non-U.S. bank than about a U.S. bank and such branches and subsidiaries may not be subject to the same or similar regulatory requirements that apply to U.S. banks, such as mandatory reserve requirements, loan limitations and accounting, auditing and financial record-keeping standards and requirements.

     The provisions of federal law governing the establishment and operation of U.S. branches do not apply to non-U.S. branches of U.S. banks. However, each Portfolio may purchase obligations only of those non-U.S. branches of U.S. banks which were established with the approval of the Board of Governors of the Federal Reserve System (the "Board of Governors"). As a result of such approval, these branches are subject to examination by the Board of Governors and the Comptroller of the Currency. In addition, such non-U.S. branches of U.S. banks are subject to the supervision of the U.S. bank and creditors of the non-U.S. branch are considered general creditors of the U.S. bank subject to whatever defenses may be available under the governing non-U.S. law and to the terms of the specific obligation. Nonetheless, each Portfolio generally will be subject to whatever risk may exist that the non-U.S. country may impose restrictions on payment of certificates of deposit or time deposits.

     U.S. branches of non-U.S. banks are subject to the laws of the state in which the branch is located or to the laws of the United States. Such branches are therefore subject to many of the regulations, including reserve requirements, to which U.S. banks are subject. In addition, the Portfolio may purchase obligations only of those U.S. branches of non-U.S. banks which are located in states which impose the additional requirement that the branch pledge to a designated bank within the state an amount of its assets equal to 5% of its total liabilities.

     Non-U.S. banks in whose obligations a Portfolio may invest may not be subject to the laws and regulations referred to in the preceding two paragraphs.

     (2) Obligations of, or guaranteed by, non-U.S. governments. Each Portfolio limits its investments in non-U.S. government obligations to obligations issued or guaranteed by the governments of Western Europe (United Kingdom, France, Germany, Belgium, the Netherlands, Italy, Switzerland, Denmark, Norway, Sweden), Australia, Japan and Canada. Generally, such obligations may be subject to the additional risks described above in connection with the purchase of non-U.S. bank obligations.

     (3) Commercial paper rated Prime-1 by Moody's or A-1 by Standard & Poor's or, if not rated, determined to be of comparable quality by the Manager under procedures approved by the Board of Trustees, such as unrated commercial paper issued by corporations having an outstanding unsecured debt issue currently rated Aaa by Moody's or AAA by Standard & Poor's. Commercial paper is unsecured debt of corporations usually maturing in 270 days or less from its date of issuance.

     Institutional Enhanced Portfolio also may invest in asset-backed securities rated Aaa by Moody's or AAA by Standard & Poor's and in other securities rated at least A- by Moody's or A-3 by Standard & Poor's, including securities having a remaining maturity in excess of 397 days. The Portfolio may also invest in unrated securities that the manager determines are of comparable quality to rated securities in which the Portfolio might otherwise invest.

     (4) Obligations of, or guaranteed by, the U.S. government, its agencies or instrumentalities. These include issues of the U.S. Treasury, such as bills, certificates of indebtedness, notes, bonds and Treasury Receipts, which are unmatured interest coupons of U.S. Treasury bonds and notes which have been separated and resold in a custodial receipt program administered by the U.S. Treasury, and issues of agencies and instrumentalities established under the authority of an Act of Congress. Some of the latter category of obligations are supported by the full faith and credit of the United States, others are supported by the right of the issuer to borrow from the U.S. Treasury, and still others are supported only by the credit of the agency or instrumentality. Examples of each of the three types of obligations described in the preceding sentence are (i) obligations guaranteed by the Export-Import Bank of the United States, (ii) obligations of the Federal Home Loan Mortgage Corporation, and
(iii) obligations of the Student Loan Marketing Association, respectively. Institutional Enhanced Portfolio also may invest in mortgage-backed securities that are not guaranteed by or sponsored by agencies or instrumentalities of the U.S. government.

     (5) Repurchase agreements, generally providing for resale within 397 days or less, covering obligations of, or guaranteed by, the United States government, its agencies or instrumentalities which have maturities in excess of 397 days. Each Portfolio may invest its assets in repurchase agreements only with member banks of the Federal Reserve System or "primary dealers" (as designated by the Federal Reserve Bank of New York) in U.S. government securities. Under the terms of a typical repurchase agreement, the Portfolio would acquire an underlying debt instrument for a relatively short period (usually not more than one week) subject to an obligation of the seller to repurchase and the Portfolio to resell the instrument at a fixed price and time, thereby determining the yield during the Portfolio's holding period. This results in a fixed rate of return insulated from market fluctuations during such period. A repurchase agreement is subject to the risk that the seller may fail to repurchase the security. All repurchase agreements entered into by each Portfolio shall be fully collateralized at all times during the period of the agreement in that the value of the underlying security shall be at least equal to the amount of the loan, including the accrued interest thereon, and the Portfolio or its custodian or sub-custodian shall have control of the collateral, which the Manager believes will give the Portfolio a valid, perfected security interest in the collateral. Whether a repurchase agreements is the purchase and sale of a security or a collateralized loan has not been definitely established. This might become an issue in the event of the bankruptcy of the other party to the transaction. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Portfolio but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, a Portfolio may suffer time delays and incur costs in connection with the disposition of the collateral. The Manager believes that the collateral underlying repurchase agreements may be more susceptible to claims of the seller's creditors than would be the case with securities owned by the Portfolio. The Portfolios will not invest in a repurchase agreement maturing in more than seven days if any such investment together with illiquid securities held by the Portfolio exceed 10% of the Portfolio's net assets (15% for Institutional Enhanced Portfolio).

     (6) Asset-backed securities that represent fractional interest in pools of retail installment loans, both secured, such as certificates for automobile receivables ("CARS") and unsecured, or leases or fractional interest in pools of credit card receivables ("CARDS"), both secured and unsecured, as well as other asset-backed securities. These assets are generally held by a trust and payments of principal and interest or interest only are passed through monthly or quarterly to certificate holders and may be guaranteed up to certain amounts by letters of credit issued by a financial institution affiliated or unaffiliated with the trustee or originator of the trust. Underlying automobile sales contracts, leases or credit card receivables, are subject to prepayment, which may reduce the overall return to certificate holders. Prepayment rates vary widely and may be affected by changes in market interest rates. It is not possible to accurately predict the average life of a particular pool of loans or receivables, and reinvestment of principal may occur at higher or lower rates than the original yield. Therefore, the actual maturity and realized yield on asset-backed securities will vary based upon the prepayment experience of the underlying pool of loans or receivables. Certificate holders may also experience delays in payment on the certificates or losses if the full amounts due on underlying loans, leases or receivables are not realized because of unanticipated legal or administrative costs of enforcing the contracts or because of depreciation or damage to the collateral (usually automobiles) securing certain contracts, or other factors. If consistent with its investment objectives and policies, each Portfolio may invest in other asset-backed securities.

STRUCTURED INVESTMENTS


     Each Portfolio may invest in structured investments. Structured instruments are money market instruments that have been structured typically by a bank, broker-dealer or other financial institution. They generally consist of a trust or partnership through which a Portfolio holds an interest in one or more underlying bonds or other debt obligations coupled with a conditional right to sell ("put") the Portfolio's interest in the underlying bonds at par plus accrued interest to a financial institution (a "Liquidity Provider"). With respect to tax-exempt instruments, the instrument is typically structured as a trust or partnership which provides for pass-through tax-exempt income. Structured instruments in which the Portfolio may invest include: (1) "Tender Option Bonds", which are instruments which grant the holder thereof the right to put an underlying bond at par plus accrued interest at specified intervals to a Liquidity Provider; (2) "Swap Products", in which the trust or partnership swaps the payments due on an underlying bond with a swap counterparty who agrees to pay a floating money market interest rate; and (3) "Partnerships", which allocate to the partners income, expenses, capital gains and losses in accordance with a governing partnership agreement. Structured instruments may be considered to be derivatives. Derivatives raise certain tax, legal, regulatory and accounting issues which may not be presented by direct investments in debt obligations. There is some risk that certain of these issues could be resolved in a manner that could adversely impact a Portfolio. For example, with respect to tax-exempt instruments, the tax-exempt treatment of the interest paid to a Portfolio is premised on the legal conclusion that the holders of such instruments have an ownership interest in the underlying bonds. While a Portfolio may rely on an opinion of legal counsel to the effect that the income from each such instrument is tax-exempt to the same extent as the underlying bond, the Internal Revenue Service (the "IRS") has not issued a ruling on this subject. Were the IRS to issue an adverse ruling, there is a risk that the interest paid on such derivative products would be deemed taxable.

LENDING OF SECURITIES

     Consistent with applicable regulatory requirements and in order to generate income, each Portfolio may lend its securities to broker-dealers and other institutional borrowers. Such loans will usually be made only to member banks of the U.S. Federal Reserve System and to member firms of the New York Stock Exchange ("NYSE") (and subsidiaries thereof). Loans of securities would be secured continuously by collateral in cash, cash equivalents, or U.S. Treasury obligations maintained on a current basis at an amount at least equal to the market value of the securities loaned. The cash collateral received by a Portfolio would be invested in high quality short-term instruments. Either party has the right to terminate a loan at any time on customary industry settlement notice (which will not usually exceed three business days). During the existence of a loan, a Portfolio would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and, with respect to cash collateral, would receive any income generated by the Portfolio's investment of the collateral (subject to a rebate payable to the borrower). The borrower may alternatively pay a Portfolio a fee for use of the borrowed securities. The Portfolio would not have the right to vote any securities having voting rights during the existence of the loan, but would be entitled to call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially. However, the loans would be made only to entities deemed by the Manager to be of good standing, and when, in the judgment of the Manager, the consideration which can be earned currently from loans of this type justifies the attendant risk. In addition, the Portfolio could suffer loss if the borrower terminates the loan and the Portfolio is forced to liquidate investments in order to return the cash collateral to the buyer. If the Manager determines to make loans, it is not intended that the value of the securities loaned by a Portfolio would exceed 33 1/3% of the value of its net assets.

MORTGAGE-BACKED SECURITIES

     The Portfolios may invest in mortgage-backed securities. Interest and principal payments on mortgage-backed securities are typically made monthly, and principal may be prepaid at any time because the underlying mortgage loans or other assets generally may be prepaid at any time. As a result, if a Portfolio purchases such a security at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Conversely, if a Portfolio purchases these securities at a discount, faster than expected prepayments will increase, while slower than expected prepayments will reduce, yield to maturity. Prepayments on a pool of mortgage loans are influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagor' net equity in the mortgaged properties and servicing decisions. Generally, however, prepayments on fixed rate mortgage loans will increase during a period of falling interest rates. Accordingly, amounts available for reinvestment by a Portfolio are likely to be greater during a period of relatively low interest rates and, as a result, are likely to be reinvested at lower interest rates than during a period of relatively high interest rates. This prepayment effect has been particularly pronounced during recent years as borrowers have refinanced higher interest rate mortgages into lower interest rate mortgages available in the marketplace. Mortgage-backed securities may decrease in value as a result of increases in interest rates and may benefit less than other fixed income securities from declining interest rates because of the risk of prepayment.

     Guaranteed Mortgage Pass-Through Securities. Guaranteed mortgage pass-through securities are mortgage pass-through securities representing participation interests in pools of residential mortgage loans originated by U.S. governmental or private lenders and guaranteed, to the extent provided in such securities, by the U.S. government or one of its agencies or instrumentalities. Any guarantee of such securities runs only to principal and interest payments on the securities and not to the market value of such securities or the principal and interest payments on the underlying mortgages. In addition, the guarantee only runs to the portfolio securities held by a Portfolio and not to the purchase of shares of the Portfolio. Such securities, which are ownership interests in the underlying mortgage loans, differ from conventional debt securities, which provide for periodic payment of interest in fixed amounts (usually semi-annually) and principal payments at maturity or on specified call dates. Mortgage pass-through securities provide for monthly payments that are a "pass-through" of the monthly interest and principal payments (including any prepayments) made by the individual borrowers on the pooled mortgage loans, net of any fees paid to the guarantor of such securities and the servicer of the underlying mortgage loans. Guaranteed mortgage pass-through securities are often sold on a to-be-acquired or "TBA" basis. Such securities are typically sold one to three months in advance of issuance, prior to the identification of the underlying pools of mortgage securities but with the interest payment provisions fixed in advance. The underlying pools of mortgage securities are identified shortly before settlement and must meet certain parameters. The guaranteed mortgage pass-through securities in which a Portfolio may invest may include those issued or guaranteed by the Government National Mortgage Association (Ginnie Mae), the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac).

PRIVATE PLACEMENTS AND ILLIQUID INVESTMENTS

     Either Portfolio may invest up to 10% of its net assets (15% for Institutional Enhanced Portfolio) in securities for which there is no readily available market. These illiquid securities may include privately placed restricted securities for which no institutional market exists. The absence of a trading market can make it difficult to ascertain a market value for illiquid investments. Disposing of illiquid investments may involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for the Portfolio to sell them promptly at an acceptable price.

"WHEN-ISSUED" SECURITIES

     Each Portfolio may purchase securities on a "when-issued" or "forward delivery" basis, meaning that delivery of the securities will occur beyond customary settlement time. It is expected that, under normal circumstances, a Portfolio would take delivery of such securities, but the Portfolio may sell them before the settlement date. In general, the Portfolios do not pay for the securities until received and does not start earning interest until the contractual settlement date. When a Portfolio commits to purchase a security on a "when-issued" or "forward delivery" basis, it sets up procedures consistent with SEC policies. Since those policies currently require that an amount of the Portfolio's assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, the Portfolios expect always to have cash or liquid securities sufficient to cover any commitments or to limit any potential risk. However, even though the Portfolios intend to adhere to the provisions of SEC policies, purchases of securities on such bases may involve more risk than other types of purchases. The "when-issued" securities are subject to market fluctuation, and no interest accrues on the security to the purchaser during this period. The payment obligation and the interest rate that will be received on the securities are each fixed at the time the purchaser enters into the commitment. Purchasing obligations on a "when-issued" basis is a form of leveraging and can involve a risk that the yields available in the market when the delivery takes place may actually be higher than those obtained in the transaction itself. In that case, there could be an unrealized loss at the time of delivery. An increase in the percentage of each Portfolio's assets committed to the purchase of securities on a "when-issued" basis may increase the volatility of its net asset value.

CORPORATE DEBT OBLIGATIONS

     Each Portfolio may invest in corporate debt obligations, which may be issued by corporations, limited partnerships and other similar entities. Corporate debt obligations include corporate bonds, debentures, notes, commercial paper and other obligations of corporations to pay interest and repay principal, and include securities issued by banks and other financial institutions. These instruments are used by companies to borrow money from investors. The issuer pays the investor a fixed or variable rate of interest and must repay the amount borrowed at maturity. Commercial paper (short-term unsecured promissory notes) is issued by companies to finance their current obligations and normally has a maturity of less than 9 months.

     Bonds, notes and debentures in which a Portfolio may invest may differ in interest rates, maturities, and times of issuance. The market value of the Portfolio's corporate debt obligations will change in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding debt obligations generally rise. Conversely, during periods of rising interest rates, the values of such securities generally decline. Moreover, while debt obligations with longer maturities tend to produce higher yields, the price of longer maturity obligations also is subject to greater market fluctuations as a result of changes in interest rates.

EXCHANGE CONTROL AND NON-U.S. WITHHOLDING TAXES

     Neither Portfolio purchases securities which it believes, at the time of purchase, will be subject to exchange controls or non-U.S. withholding taxes; however, there can be no assurance that such laws may not become applicable to certain of a Portfolio's investments. In the event exchange controls or non-U.S. withholding taxes are imposed with respect to any of a Portfolio's investments, the effect may be to reduce the income received by the Portfolio on such investments or to prevent the Portfolio from receiving any value in U.S. dollars from its investment in non-U.S. securities.


     The Institutional Enhanced Portfolio may depart from its principal investment strategies in response to adverse market, economic or political conditions by taking temporary defensive positions in any type of money market instruments and short-term debt securities or cash. If the Portfolio takes a temporary defensive position, it may be unable to achieve its investment goal.


                            INVESTMENT RESTRICTIONS

     The Trust on behalf of each Portfolio has adopted the following policies which may not be changed with respect to any Portfolio without approval by holders of a majority of the outstanding voting securities of that Portfolio, which as used in this Registration Statement means the vote of the lesser of
(i) voting securities representing 67% or more of the voting power of the Portfolio present at a meeting at which the holders of voting securities representing more than 50% of the voting power of the Portfolio are present or represented by proxy, or (ii) voting securities representing more than 50% of the voting power of the Portfolio. The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act.

     Neither Portfolio may:

     (1) Borrow money except to the extent such borrowing is not prohibited by the 1940 Act and exemptive orders granted under such Act.

     (2) Underwrite securities issued by other persons, except that all or any portion of the assets of the Portfolio may be invested in one ore more investment companies, to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act, and except insofar as the Portfolio may technically be deemed an underwriter under the Securities Act of 1933, as amended, in selling a portfolio security.

     (3) Purchase or sell real estate (excluding securities secured by real estate or interests therein and securities of companies, such as real estate investment trusts, which deal in real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (excluding currencies and any type of option, futures contracts and forward contracts) in the ordinary course of its business. Each Portfolio reserves the freedom of action to hold and to sell real estate, mineral leases, commodities or commodity contracts (including currencies and any type of option, futures contract and forward contract) acquired as a result of the ownership of securities.

     (4) Issue any senior securities except to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act. For purposes of this restriction, collateral arrangements with respect to any type of swap, option, forward contract and futures contract and collateral arrangements with respect to initial and variation margin are not deemed to be the issuance of a senior security.

     (5) Make loans except to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act.


     (6) Purchase any securities of an issuer in a particular industry if as a result 25% or more of its total assets (taken at market value at the time of purchase) would be invested in securities of issuers whose principal business activities are in the same industry, except that, the Prime Cash Reserves Portfolio may invest up to 100% of its assets in bank obligations.


     Non-Fundamental Policy. Neither Portfolio will acquire any securities of registered open-end investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act. This policy may be changed by the Board of Trustees of the Trust.

     PERCENTAGE AND RATING RESTRICTIONS: If a percentage restriction or a rating restriction (other than a restriction as to borrowing) on investment or utilization of assets set forth above or referred to elsewhere in this Registration Statement is adhered to at the time an investment is made or assets are so utilized, a later change in circumstance is not considered a violation of policy.


     DISCLOSURE OF PORTFOLIO HOLDINGS. The Trust's Board of Trustees has approved policies and procedures developed by Citigroup Asset Management ("CAM"), the Citigroup business unit that includes the Portfolios' investment manager, with respect to the disclosure of the Portfolios' portfolio securities and any ongoing arrangements to make available information about a Portfolio's portfolio securities. The policy requires that disclosure of information about a Portfolio's portfolio holdings be in the best interests of the Portfolio's shareholders, and that any conflicts of interest between the interests of the Portfolio's shareholders and those of Citi Fund Management Inc. or CGM or their affiliates, be addressed in a manner that places the interests of Portfolio shareholders first. The policy provides that information regarding a Portfolio's portfolio holdings may never be shared with non-CAM employees, with investors and potential investors (whether individual or institutional), and with third parties unless it is done for legitimate Portfolio business purposes and in accordance with the policy. CAM's policy generally provides for the release of details of securities positions once they are considered "stale." Data is considered stale once it is 25 calendar days old following quarter-end. This passage of time prevents a third party from benefiting from an investment decision made by the Portfolio that has not been fully reflected by the market.

A Portfolio's complete list of holdings (including the size of each position) may be made available to investors, potential investors, third parties and non-CAM employees no sooner than the time of the filing of Form N-Q or Form N-CSR in accordance with SEC rules, provided that such filings may not be made until 25 days following quarter-end.

Subject to the provisions relating to "ongoing arrangements," a Portfolio's holdings may also be released with simultaneous public disclosure at least 25 days after quarter end. Typically, simultaneous public disclosure is achieved by posting the information to a CAM or the Portfolios' internet site that is accessible by the public, or through public release by a third party vendor. For the purposes of the policy, the term "ongoing arrangement" is interpreted to include any arrangement, whether oral or in writing, to provide portfolio holdings information to any person or entity more than once, but excluding any arrangement to provide such information following the filing of Form N-Q or Form N-CSR.

CAM may release limited portfolio holdings information that is not yet considered stale in the following circumstances, subject to the provisions relating to "ongoing arrangements":

     1. A Portfolio's top ten securities, current as of quarter-end, and the individual size of each such security position may be released at any time following quarter end with simultaneous public disclosure.

     2. A Portfolio's (i) top ten securities positions (including the aggregate but not individual size of such positions), (ii) sector weightings, (iii) yield and duration and (iv) performance attribution (e.g., analysis of the Portfolio's outperformance or underperformance of its benchmark based on its portfolio holdings) may be released at any time with simultaneous public disclosure.

     3. A list of securities (that may include fund holdings together with other securities) followed by a Portfolio's portfolio manager (without position sizes or identification of particular funds) may be disclosed to sell-side brokers at any time for the purpose of obtaining research and/or market information from such brokers.

     4. A trade in process may be discussed only with counterparties, potential counterparties and others involved in the transaction (i.e., brokers and custodians).

Under the policy, if portfolio holdings are released pursuant to an ongoing arrangement with any party, a Portfolio must have a legitimate business purpose for the release of the information, the release of the information must be subject to trading restrictions and confidential treatment to prohibit the entity from sharing with an unauthorized source or trading upon the information provided by CAM on behalf of the Portfolio and neither the Portfolio, CAM or any other affiliated party may receive compensation or any other consideration in connection with such arrangements.

The approval of the Trust's Chief Compliance Officer, or designee, must be obtained before entering into any new ongoing arrangement or altering any existing ongoing arrangement to make available portfolio holdings information, or with respect to any exceptions to the policy. Exceptions are granted only after a thorough examination and consultation with CAM's legal department, as necessary. Any exceptions to the policies must be reported to the Trust's Board at its next regularly scheduled meeting.

All ongoing arrangements to make available information about the Portfolios' portfolio securities will be reviewed by the Trust's Board no less frequently than quarterly.

Currently, funds in the fund complex disclose their portfolio holdings approximately 25 days after calendar quarter end on their website
[www.citigroupam.com]. The Citi money market funds, including the Portfolios, do not currently post their portfolio holdings, or otherwise publicly disclose their portfolio holdings other than in required regulatory filings and reports, but may in the future do so.

Set forth below is a list, as of December 31, 2004, of those parties with whom CAM has authorized ongoing arrangements that include the release of portfolio holdings information, as well as the frequency of the release under such arrangements, and the length of the lag, if any, between the date of the information and the date on which the information is disclosed. Not all of the ongoing arrangements described below may be applicable to the Portfolios. A Portfolio's auditor also has access from time to time to a Portfolio's portfolio holdings in connection with performing the audit and related functions.

   Recipient                          Frequency                  Delay before dissemination
   State Street Bank & Trust Co.      Daily                      None
   (Fund Custodian and Accounting
   Agent)
   Institutional Shareholders         As necessary               None
   Services  (Proxy Voting Services)
   Bloomberg                          Quarterly                  25 Calendar days after Quarter End
   Lipper                             Quarterly                  25 Calendar days after Quarter End
   S&P                                Quarterly                  25 Calendar days after Quarter End
   Morningstar                        Quarterly                  25 Calendar days after Quarter End
   Vestek                             Daily                      None
   S&P (Rating Agency)                Weekly Tuesday Night       1 day
   Moody's (Rating Agency)            Weekly Tuesday Night       1 day
   Factset                            Daily                      None


   Frank Russell                      Monthly                    1 day
   Callan                             Quarterly                  25 Days after Quarter End
   Mercer                             Quarterly                  25 Days after Quarter End
   eVestment Alliance                 Quarterly                  25 Days after Quarter End
   CRA RogersCasey                    Quarterly                  25 Days after Quarter End
   Cambridge Associates               Quarterly                  25 Days after Quarter End
   Marco Consulting                   Quarterly                  25 Days after Quarter End
   Wilshire                           Quarterly                  25 Days after Quarter End
   Informa Investment Services        Quarterly                  25 Days after Quarter End
   (Efron)
   CheckFree (Mobius)                 Quarterly                  25 Days after Quarter End
   Nelsons Information                Quarterly                  25 Days after Quarter End
   Investor Tools                     Daily                      None
   Advent                             Daily                      None
   BARRA                              Daily                      None
   Plexus                             Quarterly (Calendar)       Sent the 1-3 business day
                                                                 following the end of a Quarter
   Elkins/McSherry                    Quarterly (Calendar)       Sent the first business day
                                                                 following the end of a Quarter
   Quantitative Services Group        Daily                      None

With respect to each such arrangement, the Portfolios have a legitimate business purpose for the release of information. The release of the information is subject to trading restrictions and/or confidential treatment to prohibit the entity from sharing with an unauthorized source or trading upon the information provided by CAM on behalf of the Portfolios. Neither the Portfolios, CAM or any other affiliated party receives compensation or any other consideration in connection with such arrangements.


Item 12. Management of Each Portfolio.

        TRUSTEES AND EXECUTIVE OFFICERS AS OF DECEMBER 29, 2004


     The Portfolios are supervised by a Board of Trustees. In each case, at least 75% of the Trustees are not affiliated with the Manager. The Trustees and officers of the Portfolios, their ages, their principal occupations during the past five years (their titles may have varied during that period), the number of investment companies associated with Citigroup Inc. ("Citigroup") the Trustees oversee, and other directorships they hold are set forth below. Each Trustee and officer holds office for his or her lifetime unless that individual resigns, retires, or is otherwise removed.

     An asterisk in the table below identifies those Trustees and officers who are "interested persons" of the Trust as defined in the 1940 Act. Each Trustee and officer of the Trust noted as an interested person is interested by virtue of that individual's position with Citigroup or its affiliates described in the table below.

                                                                             NUMBER OF
                                                                           PORTFOLIOS IN      OTHER BOARD
                                                                               FUND           MEMBERSHIPS
                        POSITION(S)     LENGTH                               COMPLEX            HELD BY
NAME, ADDRESS AND        HELD WITH     OF TIME    PRINCIPAL OCCUPATION(S)   OVERSEEN BY      TRUSTEE DURING
DATE OF BIRTH               FUND        SERVED    DURING PAST FIVE YEARS      TRUSTEE        PAST FIVE YEARS

NON-INTERESTED
TRUSTEES:

Elliott J. Berv         Trustee       Since 2001  Executive Vice President    37          Board Member, American
c/o R. Jay Gerken                                 and Chief Operations                    Identity Corp. (doing
Citigroup Asset                                   Officer, DigiGym                        business as Morpheus
Management                                        Systems (on-line personal               Technologies)(biometric
399 Park Avenue                                   training systems) (since                information management)
New York, NY 10022                                2001); Consultant,                      (since 2001;consultant


                                                                             NUMBER OF
                                                                           PORTFOLIOS IN      OTHER BOARD
                                                                               FUND           MEMBERSHIPS
                        POSITION(S)     LENGTH                               COMPLEX            HELD BY
NAME, ADDRESS AND        HELD WITH     OF TIME    PRINCIPAL OCCUPATION(S)   OVERSEEN BY      TRUSTEE DURING
DATE OF BIRTH               FUND        SERVED    DURING PAST FIVE YEARS      TRUSTEE        PAST FIVE YEARS

Born April 30, 1943                               Catalyst (consulting)                   since 1999); Director,
                                                  (since 1984); Director,                 Lapoint Industries
                                                  Alzheimer's Association                 (industrial filter company)
                                                  (New England Chapter)                   (since 2002).
                                                  (since 1998); Board
                                                   Member, Savannah
                                                   Music Festival.


Donald M. Carlton       Trustee       Since 2001  Consultant, URS             32          Director, Temple-Inland
c/o R. Jay Gerken                                 Corporation                             (forest products)(since
Citigroup Asset                                   (engineering)(since                     2003); Director, American
Management                                        1999); former Chief                     Electric Power Co.
399 Park Avenue                                   Executive Officer, Radian               (electric utility)(since
New York, NY 10022                                International L.L.C. 1996               1999); Director, National
Born July 20, 1937                                (engineering)(from                      Instruments Corp.
                                                  to 1998); Member of the                 (technology) (since 1994);
                                                  Management Committee,                   former Director, Valero
                                                  Signature Science                       Energy (petroleum
                                                  (research and                           refining) (from 1999
                                                  development)(since                      to 2003).
                                                  2000); Director,
                                                  Crystatech, Inc. (pollution
                                                  control technology)(since
                                                  2001).

A. Benton               Trustee       Since 2001  Dean Emeritus and Wiley     32          Former Director, Randall
Cocanougher                                       Professor of Business,                  Foods, Inc. (from 1990 to
c/o R. Jay Gerken                                 former Interim                          1999); former Director,
Citigroup Asset                                   Chancellor, Texas A&M                   First American Bank,
Management                                        University System (from                 Texas (from 1994 to
399 Park Avenue                                   2003 to 2004); former                   1999); former Director,
New York, NY 10022                                Special Advisor to the                  Petrolon, Inc. (from 1991
Born July 6, 1938                                 President, Texas A&M                    to 1994); former Director,
                                                  University (from 2002 to                First City Bank, Bryan,
                                                  2003);former Dean and                   Texas (from 1988 to
                                                  Professor of Marketing,                 1992).
                                                  Mays Graduate
                                                  School of Business of
                                                  Texas A&M University
                                                  (from 1987 to 2001).


Mark T. Finn            Trustee       Since 2001  Chairman, Chief             37          Former President and
c/o R. Jay Gerken                                 Executive Officer and                   Director, Delta Financial,
Citigroup Asset                                   Owner, Vantage                          Inc. (investment advisory
Management                                        Consulting Group,                       firm) (from 1983 to 1999).
399 Park Avenue                                   Inc. (investment advisory
New York, NY 10022                                and consulting firm)
Born May 16, 1943                                 (since 1988); Consultant
                                                  prior to 1988; Adjunct
                                                  Professor, College of
                                                  William & Mary (since
                                                  2002);Principal/Member,
                                                  Balvan Partners
                                                  (investment management)
                                                  (since 2002); former Vice
                                                  Chairman and Chief
                                                  Operating Officer,
                                                  Lindner Asset
                                                  Management Company


                                                                             NUMBER OF
                                                                           PORTFOLIOS IN      OTHER BOARD
                                                                               FUND           MEMBERSHIPS
                        POSITION(S)     LENGTH                               COMPLEX            HELD BY
NAME, ADDRESS AND        HELD WITH     OF TIME    PRINCIPAL OCCUPATION(S)   OVERSEEN BY      TRUSTEE DURING
DATE OF BIRTH               FUND        SERVED    DURING PAST FIVE YEARS      TRUSTEE        PAST FIVE YEARS

                                                  (mutual fund company)
                                                  (from 1999 to 2001);
                                                  former General Partner
                                                  and Shareholder,
                                                  Greenwich Ventures LLC
                                                  (investment partnership)
                                                  (from 1996 to 2001);
                                                  former President,
                                                  Secretary, and Owner,
                                                  Phoenix Trading Co.
                                                  (commodity trading
                                                  advisory firm) (from
                                                  1997 to 2000).


Stephen Randolph        Trustee       Since 2001  Chief Executive  Officer,   37          Director, Andersen
Gross                                             HLB Gross Collins, PC                   Calhoun (assisted living)
c/o R. Jay Gerken                                 (accounting firm)(since                 (since 1987); former
Citigroup Asset                                   1979); Treasurer,                       Director, Yu Save, Inc.
Management                                        Coventry Limited, Inc.                  (internet company)(from
399 Park Avenue                                   (since 1985); former                    1998 to 2000); former
New York, NY 10022                                Managing Director,                      Director, Hotpalm.com,
Born October 8, 1947                              Fountainhead Ventures,                  Inc. (wireless applications)
                                                  L.L.C. (consulting)(1998                (from 1998 to 2000);
                                                  to 2003); former                        former Director,
                                                  Treasurer, Hank Aaron                   United Telesis, Inc.
                                                  Enterprises (fast food                  (telecommunications)
                                                  franchise) (from                        (from 1997 to 2002);
                                                  1985 to 2001); former                   former Director,
                                                  Partner, Capital                        ebank.com, Inc.
                                                  Investment Advisory                     (from 1997 to 2004).
                                                  Partners (consulting)
                                                  (from 2000 to 2002);
                                                  former Secretary,
                                                  Carint N.A.
                                                  (manufacturing)
                                                  (from 1998 to 2002);
                                                  former Chief Operating
                                                  Officer, General
                                                  Media Communications,
                                                  Inc. (from March 2003 to
                                                  August 2003).


Diana R. Harrington     Trustee       Since 2001  Professor, Babson College   37          None.
c/o R. Jay Gerken                                 (since 1993); Independent
Citigroup Asset                                   Consultant (since 1977).
Management
399 Park Avenue
New York, NY 10022
Born March 25, 1940


Susan B. Kerley         Trustee       Since 2001  Consultant, Strategic       37          Lead Independent
c/o R. Jay Gerken                                 Management Advisors,                    Director, Mainstay Funds
Citigroup Asset                                   LLC (investment                         (formerly Eclipse Funds)
Management                                        consulting) (since 1990).               (currently supervises 12
399 Park Avenue                                                                           investment companies in
New York, NY 10022                                                                        fund complex) (since
Born August 12, 1951                                                                      1990).


                                                                             NUMBER OF
                                                                           PORTFOLIOS IN      OTHER BOARD
                                                                               FUND           MEMBERSHIPS
                        POSITION(S)     LENGTH                               COMPLEX            HELD BY
NAME, ADDRESS AND        HELD WITH     OF TIME    PRINCIPAL OCCUPATION(S)   OVERSEEN BY      TRUSTEE DURING
DATE OF BIRTH               FUND        SERVED    DURING PAST FIVE YEARS      TRUSTEE        PAST FIVE YEARS

Alan G. Merten          Trustee       Since 2001  President, George Mason     32          Director, Xybernaut
c/o R. Jay Gerken                                 University (since 1996).                Corporation (since 2004);
Citigroup Asset                                                                           Director, Brainbench, Inc.
Management                                                                                (since 2004); Director,
399 Park Avenue                                                                           Comshare, Inc.
New York, NY 10022                                                                        (information technology)
Born December 27, 1941                                                                    (from 1985 to 2003).


R. Richardson Pettit    Trustee       Since 2001  John Duncan Professor of    32          None
c/o R. Jay Gerken                                 Finance, University of
Citigroup Asset                                   Houston (since 1977);
Management                                        Independent Consultant.
399 Park Avenue
New York, NY 10022
Born July 6, 1942


INTERESTED TRUSTEE:

R. Jay Gerken*          Chairman,     Since 2002  Managing Director of        Chairman of N/A
Citigroup Asset         President                 Citigroup Global Markets    the Board,
Management              and Chief                 Inc. ("CGM");               Trustee or
399 Park Avenue         Executive                 Chairman, President and     Director of
New York, NY 10022      Officer                   Chief Executive Officer     222 funds in
Born April 5, 1951                                of SBFM, Travelers          the Citigroup
                                                  Investment Adviser, Inc.    fund
                                                  ("TIA") and Citi Fund       complex
                                                  Management Inc.
                                                  ("CFM"); President
                                                  and Chief Executive
                                                  Officer of certain mutual
                                                  funds associated with
                                                  Citigroup Inc.
                                                  ("Citigroup"); formerly,
                                                  Portfolio Manager of
                                                  Smith Barney Allocation
                                                  Series Inc. (from 1996
                                                  to 2001) and Smith Barney
                                                  Growth and Income Fund
                                                  (from 1996 to 2001).




                                                                             NUMBER OF
                                                                           PORTFOLIOS IN      OTHER BOARD
                                                                               FUND           MEMBERSHIPS
                        POSITION(S)     LENGTH                               COMPLEX            HELD BY
NAME, ADDRESS AND        HELD WITH     OF TIME    PRINCIPAL OCCUPATION(S)   OVERSEEN BY      TRUSTEE DURING
DATE OF BIRTH               FUND        SERVED    DURING PAST FIVE YEARS      TRUSTEE        PAST FIVE YEARS

OFFICERS:

Andrew Shoup*           Senior Vice   Since 2003  Director of Citigroup      N/A          N/A
125 Broad Street        President                 Asset Management
New York, NY            and Chief                 ("CAM"); Chief
10004                   Administrative            Administrative Officer of
Born August 1, 1956     Officer                   certain mutual funds
                                                  associated with Citigroup
                                                  Inc.; Head of International
                                                  Funds Administration of
                                                  Citigroup Asset
                                                  Management (from 2001
                                                  to 2003); Director of
                                                  Global Funds
                                                  Administration of
                                                  Citigroup Asset
                                                  Management (from 2000
                                                  to 2001); Head
                                                  of U.S. Citibank Funds
                                                  Administration of
                                                  Citigroup Asset
                                                  Management
                                                  (from 1998 to 2000).


Frances Guggino*        Chief         Since 2002  Vice President of CAM;     N/A          N/A
125 Broad Street        Financial                 Treasurer and/or
New York, NY 10004      Officer                   Controller of certain
Born September 8,       and                       mutual funds associated
1957                    Treasurer                 with Citigroup (since
                                                  1991).


Wendy S. Setnicka*      Controller    Since 2004  Vice President of CGM      N/A          N/A
Citigroup Asset                                   (since 1997); Controller
Management                                        of certain mutual funds
125 Broad Street                                  certain mutual funds
New York, NY 10004                                associated with Citigroup;
Born June 30, 1964                                Assistant Controller of
                                                  CAM (from 2002 to 2004)


Robert I. Frenkel*      Secretary     Since 2000  Managing Director and      N/A          N/A
Citigroup Asset         Chief Legal   Since 2003  General Counsel, Global
Management              Officer                   Mutual Funds for CAM
300 First Stamford                                (since 1994); Secretary of
Place                                             Citi Fund Management
Stamford, CT 06902                                Inc.; Secretary of certain
Born December 12, 1954                            mutual funds associated
                                                  with Citigroup; Chief
                                                  Legal Officer of certain
                                                  mutual funds associated
                                                  with Citigroup.




                                                                             NUMBER OF
                                                                           PORTFOLIOS IN      OTHER BOARD
                                                                               FUND           MEMBERSHIPS
                        POSITION(S)     LENGTH                               COMPLEX            HELD BY
NAME, ADDRESS AND        HELD WITH     OF TIME    PRINCIPAL OCCUPATION(S)   OVERSEEN BY      TRUSTEE DURING
DATE OF BIRTH               FUND        SERVED    DURING PAST FIVE YEARS      TRUSTEE        PAST FIVE YEARS

Andrew Beagley*         Chief         Since 2004  Chief Anti-Money           N/A          N/A
Citigroup Asset         Compliance                Laundering Compliance
Management              Officer                   Officer and Chief
399 Park Avenue         Chief Anti-   Since 2002  Compliance Officer of
New York, NY 10022      Money                     certain mutual funds
Born October 9, 1962    Laundering                associated with Citigroup;
                        Compliance                Director, Citigroup
                        Officer                   Global Markets (since
                                                  2000); Director of
                                                  Compliance, North
                                                  America, of CAM (since
                                                  2000); Director of
                                                  Compliance, Europe, the
                                                  Middle East and Africa,
                                                  of CAM (from 1999 to
                                                  2000); Compliance
                                                  Officer, Salomon Brothers
                                                  Asset Management
                                                  Limited, Smith Barney
                                                  Global Capital
                                                  Management Inc.,
                                                  Salomon Brothers Asset
                                                  Management Asia Pacific
                                                  Limited (from 1997 to
                                                  1999).


Thomas C. Mandia*       Assistant     Since 2000  Director and Deputy        N/A          N/A
Citigroup Asset         Secretary                 General Counsel of CAM
Management                                        (since 1992); Assistant
300 First Stamford                                Secretary of certain
Place                                             mutual funds associated
Stamford, CT 06902                                with Citigroup.
Born February 27,
1962


Rosemary D. Emmens*     Assistant     Since 2000  Vice President and         N/A          N/A
Citigroup Asset         Secretary                 Associate General
Management                                        Counsel, Citigroup Asset
300 First Stamford                                Management (since
Place                                             1998); Assistant
Stamford, CT 06902                                Secretary of certain
Born October 28, 1969                             mutual funds associated
                                                  with Citigroup.


Harris Goldblat*        Assistant     Since 2000  Associate General          N/A          N/A
Citigroup Asset         Secretary                 Counsel of CAM (since
Management                                        2000); Assistant Secretary
300 First Stamford                                of certain mutual funds
Place                                             associated with Citigroup;
Stamford, CT 06902                                Associate, Stroock &
Born November 4,                                  Stroock & Lavan LLP
1969                                              (from 1997 to 2000).


                                                                             NUMBER OF
                                                                           PORTFOLIOS IN      OTHER BOARD
                                                                               FUND           MEMBERSHIPS
                        POSITION(S)     LENGTH                               COMPLEX            HELD BY
NAME, ADDRESS AND        HELD WITH     OF TIME    PRINCIPAL OCCUPATION(S)   OVERSEEN BY      TRUSTEE DURING
DATE OF BIRTH               FUND        SERVED    DURING PAST FIVE YEARS      TRUSTEE        PAST FIVE YEARS

Joseph Volpe*           Assistant     Since 2004  Vice President of CAM      N/A          N/A
Citigroup Asset         Treasurer                 (since 1992); Assistant
Management                                        Treasurer of certain
300 First Stamford                                mutual funds associated
Place                                             with Citigroup; Assistant
Stamford, CT 06902                                Controller of certain
Born April 16, 1962                               mutual funds associated
                                                  with Citigroup.
                                                  (from 2002 to 2004)


Kaprel Ozsolak*         Assistant     Since 2004  Vice President of CGM;     N/A           N/A
Citigroup Asset         Treasurer                 Assistant Treasurer of
Management                                        certain mutual funds
125 Broad Street                                  associated
New York, NY 10004                                with Citigroup.
Born October 26, 1965


Susan C. Curry*         Assistant     Since 2004  Director of Tax - US       N/A          N/A
Citigroup Asset         Treasurer                 Funds Administration of
Management                                        CAM (since 2004);
125 Broad Street                                  Assistant Treasurer of
New York, NY 10004                                certain mutual funds
Born December 30,                                 associated with Citigroup;
1966                                              Partner (from 2001 to
                                                  2004) and Senior
                                                  Manager (from 1997 to
                                                  2004) with Deloitte &
                                                  Touche LLP


Kim Daly*               Assistant     Since 2004  Assistant Vice President   N/A          N/A
Citigroup Asset         Controller                of CAM (since 1996);
Management                                        Manager then Assistant
125 Broad Street                                  Controller of certain
New York, NY 10004                                mutual funds associated
Born November 16,                                 with Citigroup.
1966



Mathew Plastina*        Assistant     Since 2004  Assistant Vice President   N/A          N/A
Citigroup Asset         Controller                CAM (since 1990); Manager
Management                                        then Assistant controller
125 Broad Street                                  of certain mutual funds
New York, NY                                      associated with Citigroup.
Born June 9, 1970



Marisel Class*          Assistant     Since 2004  Vice President of CAM      N/A          N/A
Citigroup Asset         Controller                (since 1999); Manager
Management                                        then Assistant Controller
125 Broad Street                                  of certain mutual funds
New York, NY 10004                                associated with Citigroup.
Born June 28, 1961


     The Board of Trustees has a standing Audit Committee comprised of all of the Trustees who are not "interested persons" of the Portfolios, within the meaning of the 1940 Act. The Audit Committee overseas the scope of each Portfolio's audit, each Portfolio's accounting and financial reporting policies and practices and its internal controls. The Audit committee approves, and recommends to the Non-Interested Trustees for their ratification, the selection, appointment, retention or termination of the Portfolio's independent auditors and approves the compensation of the independent auditors. The Audit Committee also approves all audit and permissible non-audit services provided to the Portfolios by the independent auditors and all permissible non-audit services provided by the Portfolios' independent auditors to its Manager and any affiliated service providers if the engagement related directly to the Portfolios' operations and financial reporting. During the most recent fiscal year, the Audit Committee met five times.

     The Board also has a standing Governance Committee. All Trustees who are not "interested persons" of the Portfolios are members of the Governance Committee. The Governance Committee is responsible for, among other things, recommending candidates to fill vacancies on the Board. The Governance Committee does not have a procedure to consider nominees recommended by investors. The Governance Committee met four times during fiscal year ended August 31, 2004. Because only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" under Regulation D of the Securities Act of 1933 as amended (the "1933 Act"), may make investments in the Portfolios, no Trustee owns any interest in either Portfolio.


     The following table shows the amount of equity securities owned by the Trustees in the other investment companies associated with Citigroup supervised by the Trustees as of the calendar year ended December 31, 2003.

                                                                                  AGGREGATE DOLLAR
                                                                                   RANGE OF EQUITY
                                                                                    SECURITIES IN
                                                                                     INVESTMENT
                               DOLLAR RANGE OF            DOLLAR RANGE OF        COMPANIES ASSOCIATED
                              EQUITY SECURITIES IN      EQUITY SECURITIES IN         WITH CITIGROUP
                                INSTITUTIONAL           PRIME CASH RESERVES         OVERSEEN BY THE
NAME OF TRUSTEE               ENHANCED PORTFOLIO             PORTFOLIO                  TRUSTEE

INTERESTED TRUSTEE

R. Jay Gerken                None                      None                     Over $100,000

DISINTERESTED TRUSTEES


Elliott J. Berv              None                      None                     $50,001-$100,000

Donald M. Carlton            None                      None                     Over $100,000

A. Benton Cocanougher        None                      None                     $1-$10,000

Mark T. Finn                 None                      None                     $1-$10,000

Stephen Randolph Gross       None                      None                     None

Diana R. Harrington          None                      None                     $1-$10,000

Susan B. Kerley              None                      None                     $1-$10,000

Alan G. Merten               None                      None                     $1-$10,000

R. Richardson Pettit         None                      None                     $10,001-$50,000



     None of the disinterested Trustees or their family members had any interest in the Manager, Citigroup Global Markets Inc. ("CGM"), or any person directly or indirectly controlling, controlled by, or under common control with the Manager or CGM as of December 31, 2003.

     Each fund in the Citigroup Fund complex pays a pro rata share of Trustee fees based on asset size. The Portfolios currently pay each of the Trustees who is not a director, officer or employee of the Manager or any of its affiliates its pro rata share of $45,000 plus $7,500 for each Board of Trustees meeting attended, $2,500 for each special Board meeting attended, and $100 for each telephonic Board meeting in which that Trustee participates. In addition, each Trustee who is not a director, officer or employer of the Manager or any of its affiliates and who acts as Chairman of any Committee of the Board of Trustees receives an additional $5,000 for acting as Chairman of such Committee. The Portfolios will reimburse Trustees for travel and out-of-pocket expenses incurred in connection with Board of Trustees meetings.


     Information regarding compensation paid to the Trustees of the Trust for the fiscal years ended August 31, 2004, is set forth below. Mr. Gerken is not compensated for his services as a Trustee because of his affiliation with the Manager.

TRUSTEE COMPENSATION TABLE

     Prime Cash Reserves Portfolio


---------------------------------------------------------------------------------------------------------
TRUSTEE                                              PENSION OR       TOTAL COMPENSATION
                                  AGGREGATE          RETIREMENT       FROM PORTFOLIOS AND   NUMBER OF
                              COMPENSATION FROM    BENEFITS PAID AS   FUND COMPLEX PAID      FUNDS IN
                             PRIME CASH RESERVES      PART OF            TO TRUSTEE(2)       COMPLEX
                                PORTFOLIO(1)         PORTFOLIO                             SUPERVISED BY
                                                    EXPENSES(1)                            TRUSTEE(2)(3)
---------------------------------------------------------------------------------------------------------

INTERESTED TRUSTEES
---------------------------------------------------------------------------------------------------------

R. Jay Gerken                $0                    none               $0                   222
---------------------------------------------------------------------------------------------------------

DISINTERESTED
TRUSTEES
---------------------------------------------------------------------------------------------------------

Elliott J. Berv              $3,901                none               $80,300              37
---------------------------------------------------------------------------------------------------------

Donald M. Carlton            $3,927                none               $82,600              32
---------------------------------------------------------------------------------------------------------

A. Benton                    $3,515                none               $86,200              32
Cocanougher
---------------------------------------------------------------------------------------------------------

Mark T. Finn                 $40,738               none               $84,450              37
---------------------------------------------------------------------------------------------------------

Stephen Randolph             $4,113                none               $81,350              37
Gross
---------------------------------------------------------------------------------------------------------

Diana R. Harrington          $3,904                none               $80,200              37
---------------------------------------------------------------------------------------------------------

Susan B. Kerley              $5,054                none               $80,300              37
---------------------------------------------------------------------------------------------------------

Alan G. Merten               $3,512                none               $77,800              32
---------------------------------------------------------------------------------------------------------

C. Oscar Morong, Jr.(4)      $15,038               none               $80,300              37
---------------------------------------------------------------------------------------------------------

R. Richardson Pettit         $3,915                none               $82,700              32
---------------------------------------------------------------------------------------------------------

Walter E. Robb, III (4)      $15,038               none               $80,600              37
---------------------------------------------------------------------------------------------------------

----------------------------------------------------
(1)  Information is for the fiscal year ended August 31, 2004.
(2)  Information is for the year ending December 31, 2003.
(3) Two of the funds in the Fund Complex were not operational during the calendar year ended December 31, 2003.
(4) Messrs. Morong and Robb retired as Trustees of the Portfolios as of December 31, 2003.

     Institutional Enhanced Portfolio

---------------------------------------------------------------------------------------------------------
                                                   PENSION OR            TOTAL
                                AGGREGATE          RETIREMENT        COMPENSATION           NUMBER OF
                              COMPENSATION        BENEFITS PAID     FROM PORTFOLIOS          FUNDS IN
                            FROM INSTITUTIONAL     AS PART OF      AND FUND COMPLEX          COMPLEX
                                ENHANCED           PORTFOLIO       PAID TO TRUSTEE(2)     SUPERVISED BY
TRUSTEE                         PORTFOLIO(1)       EXPENSES(1)                            TRUSTEE(2)(3)
---------------------------------------------------------------------------------------------------------

INTERESTED TRUSTEES
---------------------------------------------------------------------------------------------------------

R. Jay Gerken               $0                    none             $0                     222
---------------------------------------------------------------------------------------------------------

DISINTERESTED
TRUSTEES
---------------------------------------------------------------------------------------------------------

Elliott J. Berv             $7                    none             $80,300                37
---------------------------------------------------------------------------------------------------------

Donald M. Carlton           $10                   none             $82,600                32
---------------------------------------------------------------------------------------------------------

A. Benton                   $10                   none             $86,200                32
Cocanougher
---------------------------------------------------------------------------------------------------------

Mark T. Finn                $10                   none             $84,450                37
---------------------------------------------------------------------------------------------------------

Stephen Randolph            $10                   none             $81,350                37
Gross
---------------------------------------------------------------------------------------------------------

Diana R. Harrington         $10                   none             $80,200                37
---------------------------------------------------------------------------------------------------------

Susan B. Kerley             $11                   none             $80,300                37
---------------------------------------------------------------------------------------------------------

Alan G. Merten              $6                    none             $77,800                32
---------------------------------------------------------------------------------------------------------

C. Oscar Morong, Jr.(4)     $22                   none             $80,300                37
---------------------------------------------------------------------------------------------------------


R. Richardson Pettit        $10                   none             $82,700                32
---------------------------------------------------------------------------------------------------------


Walter E. Robb, III(4)      $22                   none             $80,600                37
---------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------
(1)  Information is for the fiscal year ended on August 31, 2003.
(2)  Information is for the year ending December 31, 2002.
(3) Two of the funds in the Fund Complex were not operational during the calendar year ended December 31, 2003.
(4) Messrs. Morong and Robb retired as Trustees of the Portfolios as of December 31, 2003.


     The Trustees have adopted a Retirement Plan for all Trustees who are not "interested persons" of the Portfolios, within the meaning of the 1940 Act. Under the Plan, all Trustees are required to retire from the Board as of the last day of the calendar year in which the applicable Trustee attains age 75. Trustees may retire under the Plan before attaining the mandatory retirement age. Trustees who have served as Trustee of the Trust or any of the investment companies associated with Citigroup for at least ten years and who have attained at least the age of 67 when they retire are eligible to receive the maximum retirement benefit under the Plan. The maximum retirement benefit is an amount equal to five times the amount of retainer and regular meeting fees payable to a Trustee during the calendar year ending on or immediately prior to the applicable Trustee's retirement. Trustees are first eligible to receive the minimum retirement benefit under the Plan (50% of the maximum benefit) after five years of service and attainment of at least the age of 67. Retirement benefit eligibility increases proportionately with each additional year of service until eligibility for the maximum benefit has been attained. Amounts under the Plan may be paid in installments or in twenty equal quarterly installments or, subject to the approval of the disinterest Trustees, a lump sum (discounted to present value). Benefits under the Plan are unfunded.

     The following table shows the estimated retirement benefit that would be payable under the Plan upon retirement at the specified compensation and years-of-service classifications.

                                                          Years of Service
                          ----------------------------------------------------------------------------------
         Average
     Compensation in
        Last Year             5            6             7             8             9         10 Years
       of Service           Years        Years         Years         Years         Years        or More

         $50,000          $125,000     $150,000      $175,000      $200,000      $225,000      $250,000
         $60,000          $150,000     $180,000      $210,000      $240,000      $270,000      $300,000
         $70,000          $175,000     $210,000      $245,000      $280,000      $315,000      $350,000
         $80,000          $200,000     $240,000      $280,000      $320,000      $360,000      $400,000
         $90,000          $225,000     $270,000      $315,000      $360,000      $405,000      $450,000
        $100,000          $250,000     $300,000      $350,000      $400,000      $450,000      $500,000

     Assuming continuous service as a Trustee of the Funds until the age of mandatory retirement under the Plan, each disinterested Trustee will have achieved at least ten credited years of service and will be eligible for the maximum retirement benefit under the Plan.


     During the fiscal year ended August 31, 2004, former Trustees of the Funds received the following retirement benefits under the Plan: Mr. Riley C. Gilley, an aggregate of $70,000 in 4 quarterly installment payments; Mr. E. Kirby Warren, an aggregate of $70,000 in 4 quarterly installment payments; Mr. Woods, an aggregate amount of $60,000 in 4 quarterly installments; Mr. C. Oscar Morong, Jr., $325,300 in a lump sum payment; and Mr. Walter E. Robb, $325,300 in a lump sum payment.


     Officers receive no compensation from the Portfolios although they may be reimbursed for reasonable travel expenses for attending meetings of the Board of Trustees.

     The Portfolios' Declaration of Trust provides that each Portfolio will indemnify the Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the applicable Portfolio, unless, as to liability to a Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of a Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), by vote of a majority of disinterested Trustees or in a written opinion of legal counsel chosen by a majority of the Trustees, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. Rights to indemnification or insurance cannot be limited retroactively.


     In approving the continuation of each Management Agreement, the Board, including the independent trustees, reviewed information pertaining both to the Portfolios, and the U. S. registered mutual funds that invest in the Portfolios (so-called feeder funds) having concluded that the relevant analyses of each Management Agreement with respect to such things as performance and expense ratios were better made by looking at the feeder funds, as the feeder funds' performance and expense ratios included those of the Portfolios, and since individual investors could not invest directly in the Portfolios. The Board considered the reasonableness of the advisory fee in light of the extent and quality of the advisory and administrative services provided and any additional benefits received by the Manager or its affiliates in connection with providing services to the Portfolios and feeder funds, compared the fees charged by the Manager to those paid by similar funds for comparable services, and analyzed the expenses incurred by the Manager. The Board also considered performance of the feeder funds relative to a peer group selected by a third party service provider and to other benchmarks, the expense ratio in comparison to other funds, and other factors. The Board considered the quality of the Manager's advisory, administrative and compliance staffs, including additional compliance resources being added. In addition, the Trustees considered information received at regular meetings throughout the year related to feeder fund performance and Manager services, and benefits potentially accruing to the Manager and its affiliates, from transfer agency, distribution and service relationships with the Manager and/or affiliates of the Manager. The Board also considered other benefits to the Manager including benefits relating to the ability of the Manager to make funds available to clients of the Manager together with other financial services offered to clients by the Manager and/or its affiliates.

     After requesting and reviewing such information as they deemed necessary (including additional information provided by the Manager in response to inquiries from the independent trustees) and after meetings conducted by the independent trustees without management being present, the Board concluded that the continuation of each Management Agreement was in the best interests of the Portfolios and each of the Portfolio's investors. For the Prime Cash Reserves Portfolio, these conclusions were based upon the Board's determination that the feeder funds' performance (with respect to Class L shares) compared favorably with other funds in a peer group selected by a third party service provider over one, three and five year periods ending April 30, 2004; that contractual management fees and (with respect to Class L shares) actual total expenses after giving effect to waivers and reimbursements compared favorably to the peer group; and that, while the Manager's profitability with respect to its services for the Portfolio was substantial, it was not excessive in light of the nature and quality of the services provided by the Manager and the risks borne by the Manager in managing money market funds. For Enhanced Portfolio, these conclusions were based on the Board's observation that given the lack of operating history, the Board based its approval of the competitive fee information that had been provided to the Board at the time of the initial approval of the Management Agreement and on the assessment that additional time was required to analyze performance and other factors. The Board also considered that, although the fee waivers and reimbursements were voluntary, and could be discontinued or modified at any time, Citigroup Asset Management had advised the Board that overall expense ratios of the Portfolios would not be permitted to increase materially without disclosure to the Board. The independent trustees were advised by separate independent legal counsel throughout the process.


     The Portfolios, the Manager and the placement agent for the Portfolios each have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act. Each code of ethics permits personnel subject to such code to invest in securities, including securities that may be purchased or held by a Portfolio. However, the codes of ethics contain provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of the Portfolios. Of course, there can be no assurance that the codes of ethics will be effective in identifying and addressing all conflicts of interest relating to personal securities transactions.


                      PROXY VOTING POLICIES AND PROCEDURES

     Although individual Trustees may not agree with particular policies or votes by the Manager, the Board of each Portfolio has approved delegating proxy voting discretion to the Manager believing that the Manager should be responsible for voting because it is a matter relating to the investment decision making process.

     Non-equity securities, such as debt obligations and money market instruments are not usually considered to be voting securities, and proxy voting, if any, is typically limited to the solicitation of consents to changes in or waivers of features of debt securities, or plans of reorganization involving the issuer of the security. In the rare event that proxies are solicited with respect to any of these securities the Manager would vote the proxy in accordance with the principals set forth in the Manager's proxy voting policies and procedure, including the procedures that the Manager uses when a vote presents a conflict between the interests of portfolio shareholders, on the one hand, and those of the Manager or any affiliated person of a portfolio or the Manager, on the other.

     A summary of the Manager's policies and procedures with respect to proxy voting is attached as Appendix A to this SAI. This summary gives a general indication as to how the Manager will vote proxies relating to portfolio securities on each issue listed. However, the policies and procedures do not address all potential voting issues or the intricacies that may surround individual proxy votes. For that reason there may be instances in which votes may vary from the policies and procedures presented. Notwithstanding the foregoing, the Manager always endeavors to vote proxies relating to portfolio securities in accordance with a fund's investment objectives.

     Information on how the Portfolios voted proxies relating to portfolio securities during the 12 month period ended June 30, 2004 is available on the Manager's website, http://www.citigroupam.com, or on the Securities Exchange Commission's website at http://www.sec.gov.


Item 13.  Control Persons and Principal Holders of Securities.

     As of August 31, 2004, Citi Institutional Cash Reserves, a series of CitiFunds Institutional Trust and Citi Institutional Cash Reserves, Ltd. owned 91.8% and 8.2%, respectively, of the beneficial interests in Prime Cash Reserves Portfolio.

     As of August 31, 2004, Citi Institutional Enhanced Income Fund, Ltd. owned 100% of the beneficial interests in Institutional Enhanced Portfolio.

     Each of Citi Institutional Cash Reserves and Citi Institutional Enhanced Income Fund (the "Funds") is a registered investment company which has informed the Reserves Portfolio and Institutional Enhanced Portfolio, respectively, that whenever requested to vote on matters pertaining to that Portfolio (other than a vote to continue the Portfolio following the withdrawal of an investor) it will either hold a meeting of shareholders and will cast its vote in accordance with shareholder instructions, or otherwise act in accordance with applicable law. If a Portfolio calls a meeting of its investors, to the extent that Portfolio does not receive instructions from its investors, the Portfolio will vote its shares in the Portfolio in the same proportion as the vote of shareholders who do give voting instructions. Alternatively, without seeking instructions from its shareholders, an investor in a Portfolio could vote its shares in the Portfolio in proportion to the vote of all the other investors in the Portfolio.

Item 14.  Investment Advisory and Other Services.

     Citi Fund Management manages the assets of each Portfolio pursuant to the Management Agreement. Subject to such policies as the Board of Trustees may determine, the Manager manages the securities of the Portfolios and makes investment decisions for the Portfolios.

     Unless otherwise terminated, the Management Agreement will continue in effect for an initial two-year period and thereafter will continue indefinitely as long as such continuance is specifically approved at least annually by the Board of Trustees of the Portfolios or by a vote of a majority of the outstanding voting securities of the applicable Portfolio, and, in either case, by a majority of the Trustees of the Trust who are not parties to the Management Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Management Agreement.

     The Manager furnishes at its own expense all services, facilities and personnel necessary in connection with managing each Portfolio's investments and effecting securities transactions for the Portfolios. The Management Agreement provides that the Manager may delegate the daily management of the securities of the Portfolio to one or more subadvisers.

     The Manager provides the Portfolios with general office facilities and supervises the overall administration of each Portfolio, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the Portfolio's independent contractors and agents; the preparation of and filing of all documents required for compliance by the Trust with applicable laws and regulations and arranging for the maintenance of books and records of the Portfolio. Trustees, officers, and investors in the Portfolios are or may be or may become interested in the Manager, as directors, officers, employees, or otherwise and directors, officers and employees of the Manager are or may become similarly interested in the Portfolios.

     The Management Agreement provides that the Manager may render services to others. The Management Agreement is terminable without penalty on not more than 60 days' nor less than 30 days' written notice by a Portfolio when authorized either by a vote of a majority of the outstanding voting securities of the Portfolio or by a vote of a majority of its Board of Trustees, or by the Manager on not more than 60 days' nor less than 30 days' written notice, and will automatically terminate in the event of its assignment. The Management Agreement provides that neither the Manager nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the applicable Portfolio, except for willful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties under the Management Agreement.


     For its services under the Management Agreement, the Manager is entitled to receive a fee which is accrued daily and paid monthly, at the annual rate specified below with respect to each Portfolio of the average daily net assets on an annualized basis for the Portfolio's then-current fiscal year.

Prime Cash Reserves Portfolio               0.10%

Institutional Enhanced Portfolio            0.15%

     For the period from June 3, 2002 (commencement of operations of Prime Cash Reserves Portfolio) to August 31, 2002, the fees paid to the Manager under the Management Agreement then in effect with Prime Cash Reserves Portfolio, after waivers, were $335,503. For the fiscal year ended August 31, 2003 and 2004, the fees paid to the Manager under the Management Agreement then in effect with Prime Cash Reserves Portfolio, after waivers, were 1,448,581 and $2,681,771, respectively. Institutional Enhanced Portfolio had no holders of beneficial interest as of the fiscal year ended August 31, 2004; accordingly, the Manager did not receive fees from Institutional Enhanced Portfolio during that fiscal year.

     The Portfolios have entered into a Transfer Agency and Service Agreement with Citicorp Trust Bank, fsb ("Citicorp Trust") pursuant to which Citicorp Trust acts as transfer agent for the Portfolios. Under the Transfer Agency and Service Agreement, Citicorp Trust maintains the account records for the Portfolios, handles certain communications between investors and the Portfolios and distributes distributions payable by each Portfolio. The principal business address of Citicorp Trust is 125 Broad Street, New York, New York 10004.

     KPMG LLP are the independent certified public accountants for each Portfolio, providing audit services, and assistance and consultation with respect to the preparation of filings with the SEC. The principal business address of KPMG LLP is 757 Third Avenue, New York, New York 10017.

Item 15.  Brokerage Allocation and Other Practices.

     Each Portfolio's purchases and sales of portfolio securities usually are principal transactions. Portfolio securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases, and no such commissions have been paid by the Portfolios during the past three fiscal years ended August 31, 2004. The Portfolios do not anticipate paying brokerage commissions. Any transaction for which a Portfolio pays a brokerage commission will be effected at the best execution available. Purchases from underwriters of portfolio securities include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and asked price.

     Allocation of transactions, including their frequency, to various dealers is determined by the Manager in its best judgment and in a manner deemed to be in the best interest of the investors in each Portfolio rather than by any formula. The primary consideration is prompt execution of orders in an effective manner at the most favorable price.

     Investment decisions for each Portfolio are made independently from those for any other account, series or investment company that is or may in the future become managed by the Manager or its affiliates. If, however, the Portfolios and other investment companies, series or accounts managed by the Manager are contemporaneously engaged in the purchase or sale of the same security, the transactions may be averaged as to price and allocated equitably to each account. In some cases, this policy might adversely affect the price paid or received by a Portfolio or the size of the position obtainable for the Portfolios. In addition, when purchases or sales of the same security for a Portfolio and for other investment companies, series or accounts managed by the Manager occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.

     No portfolio transactions may be executed with the Manager, or with any affiliate of the Manager, acting either as principal or as broker, except as permitted by applicable law.

Item 16.  Capital Stock and Other Securities.

     Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in each Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of each Portfolio. Upon liquidation or dissolution of a Portfolio, that Portfolio's investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in each Portfolio have no preference, pre-emptive, conversion or similar rights and are fully paid and non-assessable. Investments in each Portfolio may be transferred only with the prior written consent of the Trustees (which consent may be withheld in the Trustees' sole discretion), but an investor may withdraw all or any portion of its investment at any time at net asset value.

     The Trustees of the Trust may require the Trust to redeem the interests of any investors in either Portfolio. Any such redemption will be conducted pursuant to the terms of the Declaration of Trust.

     Each investor is entitled to a vote in proportion to the value of its investment in each Portfolio. Investors in a Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Portfolios would not be able to elect any Trustee. The Portfolios are not required and have no current intention to hold annual meetings of investors, but each Portfolio holds special meetings of investors when it is required to do so by law, or in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote.

     The Trust or any series thereof, may merge or consolidate with or may sell, lease or exchange all or substantially all of its assets to another operating entity if authorized at any meeting of investors representing a majority of the voting power of the Trust or of the affected series, or by written consent, without a meeting, of the holders of interests representing a majority of the voting power of the outstanding interests of the Trust or of the affected series. The Trust or any series may reincorporate or reorganize (but not with another operating entity) without the vote or consent of its investors. The Trust may be terminated at any time by the affirmative vote of two-thirds of the voting power of the Trust, or by the Trustees by written notice to its investors. Any series of the Trust may be terminated at any time by the affirmative vote of not less than two-thirds of the outstanding voting power of that series or by the Trustees by written notice to the investors of that series.

     The Declaration of Trust provides that obligations of the Portfolios are not binding upon the Trustees individually, but only upon the property of the applicable Portfolio and that the Trustees will not be liable for any action or failure to act done in good faith, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

     Each investor in a Portfolio may add to or reduce its investment in the Portfolio on each business day. At 5:00 p.m., Eastern time, on each such business day, the value of each investor's interest in Prime Cash Reserves Portfolio is determined by multiplying the net asset value of that Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in the Portfolio effective for that day. The value of each investor's interest in Institutional Enhanced Portfolio is determined in the same manner at 4:00 p.m., Eastern time, on each business day. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in a Portfolio is then re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in Prime Cash Reserves Portfolio as of 5:00 p.m., or 4:00 p.m. for Institutional Enhanced Portfolio, Eastern time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of Prime Cash Reserves Portfolio as of 5:00 p.m., or 4:00 p.m. for Institutional Enhanced Portfolio, Eastern time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 5:00 p.m. for Prime Cash Reserves Portfolio, or 4:00 p.m. for Institutional Enhanced Portfolio, Eastern time, on the following business day of the Portfolio.

Item 17.  Purchase, Redemption and Pricing of Securities.

     Beneficial interests in the Portfolios are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933 (the "1933 Act"). Investments in the Portfolios may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     Prime Cash Reserves Portfolio normally determines its net asset value as of 5:00 p.m., Eastern time, on each day on which the NYSE is open for trading. Institutional Enhanced Portfolio normally determines its net asset value as of 4:00 p.m., Eastern time, on each day on which the NYSE is open for trading. As of the date of this Registration Statement, the NYSE will be open for trading every weekday except in the event of an emergency or for the following holidays (or the days on which they are observed): New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. Purchases and withdrawals will be effected at the time of determination of net asset value next following the receipt of any purchase or withdrawal order. On days when the financial markets in which each Portfolio invests close early, the Portfolio's net asset value may be determined as of the earlier close of these markets.

     For the purpose of calculating net asset value, bonds and other fixed income securities held by Institutional Enhanced Portfolio (other than short-term obligations) are valued on the basis of valuations furnished by a pricing service, use of which has been approved by the Board of Trustees of the Trust. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques that take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations (maturing in 60 days or less) held by the Institutional Enhanced Portfolio and securities held by the Prime Cash Reserves Portfolio are valued at amortized cost. Amortized cost valuation involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. Although the amortized cost method provides certainty in valuation, it may result in periods during which the stated value of an instrument is higher or lower than the price the Portfolio would receive if the instrument were sold.

     Pursuant to the rules of the SEC, the Board of Trustees has established procedures to stabilize the value of the Prime Cash Reserves Portfolio's net assets within 1/2 of 1% of the value determined on the basis of amortized cost. These procedures include a review of the extent of any such deviation of net asset value, based on available market quotations. Should that deviation exceed 1/2 of 1%, whether as a result of fluctuating interest rates or other factors, the Portfolio's Board of Trustees would consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to the investors in the Portfolio. Such action may include withdrawal in kind, selling its securities prior to maturity and utilizing a net asset value as determined by using available market quotations.

     Interest income on long-term obligations held by the Portfolio is determined on the basis of interest accrued plus amortization of "original issue discount" (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued plus amortization of any premium.

     Subject to compliance with applicable regulations, the Trust has reserved the right to pay the redemption price of beneficial interests in each Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being redeemed. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash.

     The Trust may suspend the right of redemption or postpone the date of payment for beneficial interests in either Portfolio more than seven days during any period when (a) trading in the markets the Portfolio normally utilizes is restricted, or an emergency, as defined by the rules and regulations of the SEC exists making disposal of the Portfolio's investments or determination of its net asset value not reasonably practicable; (b) the NYSE is closed (other than customary weekend and holiday closings); or (c) the SEC has by order permitted such suspension.

Item 18.  Taxation of Each Portfolio.

     The Portfolios are organized as series of the Trust, which is organized as a trust under Massachusetts law. The Trust has determined that each Portfolio is properly treated as a partnership for federal income tax purposes. Accordingly, the Portfolios do not expect to pay any federal income taxes, but each investor in the Portfolios must take into account its share of the Portfolio's ordinary income, expenses, capital gains or losses, credits and other items in determining its income tax liability. The determination of such share is made in accordance with the governing instruments of the Portfolios and the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     Each Portfolio's tax year-end is August 31. Although, as described above, the Portfolios are not subject to federal income tax, each files appropriate federal income tax returns.

     The Trust believes that, in the case of an investor in the Portfolio that seeks to qualify as a regulated investment company ("RIC") under the Code, the investor should be treated for federal income tax purposes as an owner of an undivided interest in the assets and operations of the Portfolio, and accordingly should be deemed to own a proportionate share of each of the assets of the Portfolio and should be entitled to treat as earned by it the portion of the Portfolio's gross income attributable to that share. Each such investor should consult its tax advisers regarding whether, in light of its particular tax status and any special tax rules applicable to it, this approach applies to its investment in each Portfolio, or whether either Portfolio should be treated, as to it, as a separate entity as to which the investor has no direct interest in Portfolio assets or operations.

     In order to enable an investor in either Portfolio that is otherwise eligible to qualify as a RIC under the Code to so qualify, the Trust intends to satisfy the requirements of Subchapter M of the Code relating to the nature of each Portfolio's gross income and the composition (diversification) of the Portfolio's assets as if those requirements were directly applicable to the Portfolio, and to allocate and permit withdrawals of its net investment income and any net realized capital gains in a manner that will enable an investor that is a RIC to comply with the qualification requirements imposed by Subchapter M of the Code.

     Each Portfolio will allocate at least annually among its investors each investor's distributive share of the Portfolio's net investment income (including net investment income derived from interest on U.S. Treasury obligations), net realized capital gains, and any other items of income, gain, loss, deduction, or credit in a manner intended to comply with the Code and applicable Treasury regulations.

     Investors generally will not recognize any gain or loss for federal income tax purposes on contributions to the Portfolios or on withdrawals from the Portfolio. However, to the extent the cash proceeds of any withdrawal or distribution exceed an investor's adjusted tax basis in its partnership interest in a Portfolio, the investor will generally recognize gain for federal income tax purposes. In addition, if, upon a complete withdrawal (i.e., a redemption of its entire interest in a Portfolio), the investor's adjusted tax basis in its partnership interest in a Portfolio exceeds the proceeds of the withdrawal, the investor will generally recognize a loss for federal income tax purposes. An investor's adjusted tax basis in its partnership interest in a Portfolio will generally be the aggregate price paid therefor, increased by the amounts of its distributive share of items of realized net income (including income, if any, exempt from Federal income tax) and gain, and reduced, but not below zero, by the amounts of its distributive share of items of realized net loss and the amounts of any distributions received by the investor.

     Portfolio income allocated to investors that is derived from interest on obligations of the U.S. government and certain of its agencies and instrumentalities (but generally not from capital gains realized upon the disposition of such obligations) may be exempt from state and local taxes. Each Portfolio intends to advise investors of the extent, if any, to which its income consists of such interest. Investors are urged to consult their tax advisers regarding the possible exclusion of such portion of the income allocated to them by a Portfolio for state and local income tax purposes.

     There are certain tax issues which will be relevant to only certain of the Portfolios' investors, specifically, investors which are segregated asset accounts and investors who contribute assets other than cash to a Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met.

     The above discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies, and financial institutions, or the state, local, or non-United States tax laws that may be applicable to certain investors. Investors should consult their own tax advisers with respect to the special tax rules that may apply in their particular situations, as well as the state, local, or foreign tax consequences to them of investing in the Portfolio.

Item 19. Underwriters.

     The exclusive placement agent for each Portfolio is CGM, which receives no compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolios.

Item 20.  Calculation of Performance Data.

     Not applicable.

Item 21.  Financial Statements.

     The financial statements contained in the Semi-Annual Report of the Portfolios, as filed with the Securities and Exchange Commission (Accession Number 0000930413-04-002460), for fiscal year ended August 31, 2004 are incorporated by reference into this Part B.

     A copy of the Annual Report of the Portfolios accompanies this Part B.

                                  APPENDIX A
                     PROXY VOTING POLICIES AND PROCEDURES


     The Board of Directors of each Fund has delegated the authority to develop policies and procedures relating to proxy voting to Salomon Brothers Asset Management Inc (the "Investment Manager"). The Investment Manager is part of Citigroup Asset Management ("CAM"), a group of investment adviser affiliates of Citigroup, Inc. ("Citigroup"). Along with the other investment advisers that comprise CAM, the Investment Manager has adopted a set of proxy voting policies and procedures (the "Policies") to ensure that it votes proxies relating to equity securities in the best interest of clients.

     In voting proxies, the Investment Manager is guided by general fiduciary principles and seeks to act prudently and solely in the best interest of clients. The Investment Manager attempts to consider all factors that could affect the value of the investment and will vote proxies in the manner that it believes will be consistent with efforts to maximize shareholder values. The Investment Manager may utilize an external service provider to provide it with information and/or a recommendation with regard to proxy votes. However, such recommendations do not relieve the Investment Manager of its responsibility for the proxy vote.

     In the case of a proxy issue for which there is a stated position in the Policies, the Investment Manager generally votes in accordance with such stated position. In the case of a proxy issue for which there is a list of factors set forth in the Policies that CAM considers in voting on such issue, CAM votes on a case-by-case basis in accordance with the general principles set forth above and considering such enumerated factors. In the case of a proxy issue for which there is no stated position or list of factors that CAM considers in voting on such issue, CAM votes on a case-by-case basis in accordance with the general principles set forth above. Issues for which there is a stated position set forth in the Policies or for which there is a list of factors set forth in the Policies that CAM considers in voting on such issues fall into a variety of categories, including election of directors, ratification of auditors, proxy and tender offer defenses, capital structure issues, executive and director compensation, mergers and corporate restructurings, and social and environmental issues. The stated position on an issue set forth in the Policies can always be superseded, subject to the duty to act solely in the best interest of the beneficial owners of accounts, by the investment management professionals responsible for the account whose shares are being voted. Issues applicable to a particular industry may cause CAM to abandon a policy that would have otherwise applied to issuers generally. As a result of the independent investment advisory services provided by distinct CAM business units, there may be occasions when different business units or different portfolio managers within the same business unit vote differently on the same issue.

     In furtherance of the Investment Manager's goal to vote proxies in the best interest of clients, the Investment Manager follows procedures designed to identify and address material conflicts that may arise between the Investment Manager's interests and those of its clients before voting proxies on behalf of such clients. To seek to identify conflicts of interest, CAM periodically notifies CAM employees (including employees of the Investment Manager) in writing that they are under an obligation (i) to be aware of the potential for conflicts of interest with respect to voting proxies on behalf of client accounts both as a result of their personal relationships and due to special circumstances that may arise during the conduct of CAM's and the Investment Manager's business, and (ii) to bring conflicts of interest of which they become aware to the attention of compliance personnel. The Investment Manager also maintains and considers a list of significant relationships that could present a conflict of interest for the Investment Manager in voting proxies.

The Investment Manager is also sensitive to the fact that a significant, publicized relationship between an issuer and a non-CAM affiliate might appear to the public to influence the manner in which the Investment Manager decides to vote a proxy with respect to such issuer. Absent special circumstances or a significant, publicized non-CAM affiliate relationship that CAM or the Investment Manager for prudential reasons treats as a potential conflict of interest because such relationship might appear to the public to influence the manner in which the Investment Manager decides to vote a proxy, the Investment Manager generally takes the position that non-CAM relationships between Citigroup and an issuer (e.g. investment banking or banking) do not present a conflict of interest for the Investment Manager in voting proxies with respect to such issuer. Such position is based on the fact that the Investment Manager is operated as an independent business unit from other Citigroup business units as well as on the existence of information barriers between the Investment Manager and certain other Citigroup business units.

     CAM maintains a Proxy Voting Committee, of which the Investment Manager personnel are members, to review and address conflicts of interest brought to its attention by compliance personnel. A proxy issue that will be voted in accordance with a stated position on an issue or in accordance with the recommendation of an independent third party is not brought to the attention of the Proxy Voting Committee for a conflict of interest review because the Investment Manager's position is that to the extent a conflict of interest issue exists, it is resolved by voting in accordance with a pre-determined policy or in accordance with the recommendation of an independent third party. With respect to a conflict of interest brought to its attention, the Proxy Voting Committee first determines whether such conflict of interest is material. A conflict of interest is considered material to the extent that it is determined that such conflict is likely to influence, or appear to influence, the Investment Manager's decision-making in voting proxies.

     If it is determined by the Proxy Voting Committee that a conflict of interest is not material, the Investment Manager may vote proxies notwithstanding the existence of the conflict. If it is determined by the Proxy Voting Committee that a conflict of interest is material, the Proxy Voting Committee is responsible for determining an appropriate method to resolve such conflict of interest before the proxy affected by the conflict of interest is voted. Such determination is based on the particular facts and circumstances, including the importance of the proxy issue and the nature of the conflict of interest. Methods of resolving a material conflict of interest may include, but are not limited to, disclosing the conflict to clients and obtaining their consent before voting, or suggesting to clients that they engage another party to vote the proxy on their behalf.

                                     PART C


Item 23. Exhibits.

      *        a        Declaration of Trust of the Registrant

      *        a(1)     Amendment to Declaration of Trust

     **        a(2)     Certificate of Amendment to Declaration of Trust

   ****        a(3)     Amendment to Declaration of Trust of the Registrant

  *****        a(4)     Amendment to the Declaration of Trust of the Registrant

      *        b        By-laws of the Registrant

    ***        d        Management Agreement between the Registrant and Citi Fund Management
                        Inc., as manager

     **        e        Form of Placement Agency Agreement by and between the Registrant and
                        Citigroup Global Markets Inc.

     ***       g        Custodian Contract between the Registrant and State Bank and Trust Company

      **       h        Form of Transfer Agency and Services Agreement between the Registrant and
                        Citicorp Trust Bank, fsb (formerly Travelers Bank & Trust, fsb, formerly Citi
                        Fiduciary Trust, formerly Smith Barney Private Trust Company), as transfer agent

      **       h(1)     Form of Letter Agreement adding Prime Cash Reserves Portfolio (formerly
                        Institutional Reserves Portfolio) and Institutional Enhanced Portfolio to the
                        Transfer Agency Agreement between the Registrant and Citicorp Trust Bank, fsb

    filed      p        Code of Ethics
  herewith


-------------------
*      Incorporated herein by reference to Registrant's Registration Statement on Form N-1A
(File No.811-10407) as filed with the Securities and Exchange Commission on June 8, 2001.
**     Incorporated herein by reference to Registrant's Registration Statement on Form N-1A
(File No.811-10407) as filed with the Securities and Exchange Commission on May 31, 2002.
***    Incorporated herein by reference to Registrant's Registration Statement on Form N-1A
(File No.811-10407) as filed with the Securities and Exchange Commission on December 30, 2002.
****   Incorporated herein by reference to Registrant's Registration Statement on Form N-1A
(File No.811-10407) as filed with the Securities and Exchange Commission on December 29, 2003.



*****  Incorporated herein by reference to Registrant's Registration Statement on Form N-1A
(File No.811-10407) as filed with the Securities and Exchange Commission on February 27, 2004.


Item 24.  Persons Controlled by or under Common Control with Registrant.

     Not applicable.

Item 25.  Indemnification.

     Reference is hereby made to (a) Article V of the Registrant's Declaration of Trust, incorporated by reference herein as an exhibit to its Registration Statement on Form N-1A and (b) Section 4 of the Placement Agency Agreement by and between the Registrant and Citigroup Global Markets Inc. (formerly Salmon Smith Barney Inc.) incorporated by reference herein as an exhibit to its Registration Statement on Form N-1A.

     The Trustees and officers of the Trust and the personnel of the Registrant's manager are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

Item 26.  Business and Other Connections of Investment Adviser.

     Citi Fund Management Inc. ("Citi Fund Management"), the Registrant's manager, was incorporated in January, 2001 under the laws of the State of Delaware. Citi Fund Management is a wholly-owned subsidiary of Smith Barney Fund Management LLC, which in turn is an indirect wholly-owned subsidiary of Citigroup Inc.

     Citi Fund Management is registered as an investment adviser under the Investment Advisers Act of 1940. The list required by this item 26 of officers and directors of Citi Fund Management, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Part I of Form ADV filed by Citi Fund Management pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-60004).

Item 27.  Principal Underwriters.

     (a) Citigroup Global Markets Inc. ("CGM") (formerly Salomon Smith Barney Inc.), the Registrant's distributor, is the distributor for each series of the registrants listed: Smith Barney Trust II, Salomon Funds Trust, Variable Annuity Portfolios, CitiFunds Premium Trust, CitiFunds Institutional Trust, CitiFunds Trust III, CitiFunds Trust I, Smith Barney Allocation Series Inc., Smith Barney Multiple Discipline Trust, Smith Barney Investment Series, Consulting Group Capital Markets Funds, High Income Opportunity Fund Inc., Intermediate Muni Fund, Inc., Smith Barney Small Cap Core Fund, Inc., Smith Barney Investment Trust, Real Estate Income Fund Inc., Managed High Income Portfolio Inc., Managed Municipals Portfolio Inc., Municipal High Income Fund Inc., Citigroup Investments Corporate Loan Fund Inc., Zenix Income Fund Inc., Salomon Brothers Capital Fund Inc., Salomon Brothers Investors Value Fund Inc., Salomon Brothers Fund Inc., Salomon Brothers Institutional Series Fund Inc.,

Salomon Brothers Series Funds Inc, Salomon Brothers Variable Series Funds Inc, Salomon Brothers Opportunity Fund Inc., Salomon Brothers 2008 Worldwide Government Term Trust, Salomon Brothers High Income Fund Inc., Salomon Brothers High Income Fund II Inc., Salomon Brothers Emerging Markets Income Fund Inc., Salomon Brothers Emerging Markets Income Fund II Inc., Salomon Brothers Emerging Markets Floating Rate Fund Inc., Salomon Brothers Global High Income Fund Inc., Salomon Brothers Emerging Markets Debt Fund Inc., Salomon Brothers Capital and Income Fund Inc., Salomon Brothers Global Partners Income Fund Inc., Salomon Brothers Municipal Partners Fund Inc., Salomon Brothers Municipal Partners Fund II Inc., Greenwich Street Series Fund, SB Adjustable Rate Income Fund, Smith Barney Aggressive Growth Fund Inc., Smith Barney Appreciation Fund Inc., Smith Barney Arizona Municipals Fund Inc., Smith Barney California Municipals Fund Inc., Smith Barney Equity Funds, Smith Barney Fundamental Value Fund Inc., Smith Barney Funds, Inc., Smith Barney Income Funds, Smith Barney Institutional Cash Management Fund, Inc., Smith Barney Investment Funds, Inc., Smith Barney Managed Governments Fund Inc., Smith Barney Managed Municipals Fund Inc., Smith Barney Massachusetts Municipals Fund, Smith Barney Money Funds, Inc., Smith Barney Muni Funds, Smith Barney Municipal Money Market Fund, Inc., Smith Barney New Jersey Municipals Fund Inc., Smith Barney Oregon Municipals Fund, Smith Barney Principal Return Fund, Smith Barney Sector Series Inc., Smith Barney World Funds, Inc., Travelers Series Fund Inc., and various series of unit investment trusts.

     CGM is the placement agent for U.S. Treasury Reserves Portfolio, Tax Free Reserves Portfolio and Liquid Reserves Portfolio.

     (b) The information required by this Item 27 with respect to each director, officer and partner of CGM is incorporated by reference to Schedule A of Form BD filed by CGM pursuant to the Securities Exchange Act of 1934 (SEC File No. 8-8177).

     (c) Not applicable.

Item 28.  Location of Accounts and Records.

     The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

NAME                                            ADDRESS

Citigroup Global Markets Inc.                   388 Greenwich Street
(formerly Salomon Smith Barney Inc.)            New York, NY 10013
(placement agent)

State Street Bank and Trust                     225 Franklin Street
Company (custodian)                             Boston, MA  02110

Citicorp Trust Bank                             125 Broad Street
(f/k/a Travelers Bank and Trust, fsb)           New York, NY 10004
(transfer agent)

Citi Fund Management Inc.                       100 First Stamford Place
(manager)                                       Stamford, CT 06902

Item 29.  Management Services.

     Not applicable.

Item 30.  Undertakings.

     Not applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized in the City of Stamford, and the State of Connecticut, on the 29th day of December, 2004.


                                    INSTITUTIONAL PORTFOLIO


                                    By: /s/Rosemary D. Emmens
                                        ---------------------------
                                        Rosemary D. Emmens
                                        Assistant Secretary

                                 EXHIBIT INDEX

Exhibit p                        Code of Ethics